The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-281155
SUBJECT TO COMPLETION, DATED AUGUST 19, 2025
Preliminary Prospectus Supplement
(To Prospectus dated August 30, 2024)
$
American National Group Inc.
    % Fixed-Rate Reset Junior Subordinated Notes due 2055

American National Group Inc. (the “Issuer”) is offering $      aggregate principal amount of     % Fixed-Rate Reset Junior Subordinated Notes due 2055 (the “Notes”).
The Notes will bear interest (i) from and including the date of original issue to, but excluding, December 1, 2030 (the “First Reset Date”) at the fixed rate of       % per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined herein), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the Reset Interest Determination Date (as defined herein) for such Reset Period plus       %, to be reset on each Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below        % (which equals the initial interest rate on the Notes). Subject to the Issuer’s right to defer interest payments as described under “— Option to Defer Interest Payments,” the Issuer will pay interest on the Notes semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on December 1, 2025. The Notes will mature on December 1, 2055.
We may, on one or more occasions, defer interest payments on the Notes for one or more Optional Deferral Periods (as defined herein) of up to five consecutive years as described in this prospectus supplement. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the Notes. See “Description of Junior Subordinated Notes — Option to Defer Interest Payments.”
We intend to use the net proceeds from this offering to redeem in full our 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) and the related depositary shares in accordance with the terms thereof and, to the extent any proceeds remain, for general corporate purposes. See “Use of Proceeds.” This prospectus supplement does not constitute a notice of redemption with respect to the Series B Preferred Stock or the related depositary shares.
At our option, we may redeem the Notes, in whole or in part, prior to their maturity at the times and redemption prices described under “Description of Junior Subordinated Notes — Optional Redemption.”
The Notes will be unsecured and junior subordinated obligations of the Issuer that will rank equally in right of payment with all of the Issuer’s future equally-ranking junior subordinated indebtedness and will rank junior in right of payment to all of the Issuer’s existing and future Senior Indebtedness (as defined herein). The Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities of the Issuer’s subsidiaries. The Issuer’s subsidiaries will not be guarantors of the Notes. The Notes will rank senior to all of the Issuer’s equity securities, which include common stock and preferred stock. See “Description of Junior Subordinated Notes — Ranking; Subordination.”
For a more detailed description of the Notes, see “Description of Junior Subordinated Notes.”
Investing in the Notes involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 2 in the accompanying prospectus.
We do not intend to apply for listing of the Notes on any securities exchange or for quotation on any quotation system. Currently, there are no public markets for the Notes.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Initial public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to American National Group Inc.(1)	%	$

(1)
Plus accrued interest from                 , 2025, if settlement occurs after that date.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the account of its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about                 , 2025, which is the       business day following the date of this prospectus supplement (such settlement being referred to as “T+  ”). Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date. See “Underwriting.”
Joint Book-Running Managers
Wells Fargo Securities	HSBC	TD Securities
                 , 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first consists of this prospectus supplement, which describes the specific terms of this offering and the Notes. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. For example, if the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information in this prospectus supplement or the accompanying prospectus is inconsistent with any information in a document incorporated by reference herein or therein, you should rely on the information in the later dated document.
Before purchasing the Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information incorporated by reference in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf in connection with this offering. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference or any such earlier date as may be specified for such information. Our business, financial condition, results of operations and prospects may have changed since these dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about, and observe, any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain, and any free writing prospectus and the documents incorporated by reference therein may contain, summaries of certain agreements and other instruments. Reference is made to the actual agreements and other instruments for complete information, and all of the summaries are qualified in their entirety by the actual agreements and other instruments. Copies of such agreements and other instruments have been filed as exhibits to a registration statement that we have filed with the SEC using a shelf registration process or have been or will be incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus, and you may obtain copies of those agreements and other instruments as described under “Where You Can Find More Information.”
Moreover, such agreements and other instruments are intended to provide you with information regarding the terms of such agreements and other instruments and not to provide any other factual or disclosure information about the Company or the other parties to such agreements and other instruments. Such agreements and other instruments may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:
•
should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such agreements and other instruments if those statements prove to be inaccurate;

•
may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement or instrument, which disclosures are not necessarily reflected in the agreement or instrument;

•
may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or instrument or such other date or dates as may be specified in the agreement or instrument and are subject to more recent developments.

Except as otherwise indicated or as context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” mean American National Group Inc., a Delaware corporation, and its consolidated subsidiaries, taken as a whole; and references in this prospectus supplement to the “Issuer” mean American National Group Inc. and not any of its subsidiaries.
MARKETING AND INDUSTRY INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any applicable free writing prospectus may include, market and industry information. Such information is based on or derived from sources such as independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.
In addition, market and industry information involves estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.
FORWARD-LOOKING STATEMENTS
All statements, trend analysis and other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments. They use words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things:
•
results differing from assumptions, estimates, and models;

•
interest rate condition changes;

•
investments losses or failures to grow as quickly as expected due to market, credit, liquidity, concentration, default, and other risks;

•
option costs increases;

•
counterparty credit risks;

•
third parties service-provider failures to perform or to comply with legal or regulatory requirements;

•
poor attraction and retention of customers or distributors due to competitors’ greater resources, broader array of products, and higher ratings;

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information technology and communication systems failures or security breaches;

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credit or financial strength downgrades;

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inability to raise additional capital to support our business and sustain our growth on favorable terms;

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U.S. and global capital market and economic deterioration due to major public health issues, including political or social developments, or otherwise;

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failure to authorize and pay dividends on our preferred stock;

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subsidiaries’ inability to pay dividends or make other payments to us;

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failure at reinsurance, investment management, or third-party capital arrangements;

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failure to prevent excessive risk-taking;

•
failure of policies and procedures to protect from operational risks;

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increased litigation, regulatory examinations, and tax audits;

•
changes to laws, regulations, accounting, and benchmarking standards;

•
takeover or combination delays or deterrence by laws, corporate governance documents, or change-in-control agreements;

•
effects of climate change, or responses to it;

•
failure of efforts to meet environmental, social, and governance standards and to enhance sustainability; and

•
the other factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (collectively, the “Quarterly Reports”) and any subsequent Quarterly Reports on Form 10-Q or other documents we have subsequently filed with the SEC that are incorporated by reference in, and other information contained or incorporated by reference in, this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you in connection with this offering.

Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
NON-GAAP FINANCIAL MEASURES
This prospectus supplement and the documents incorporated by reference herein include certain non-GAAP financial measures, including distributable operating earnings (“DOE”). We regularly monitor these non-GAAP measures that are used to evaluate our performance and analyze underlying business performance and trends. We use these measures to establish budgets and operational goals, manage our business and evaluate our performance. We also believe that these measures help investors compare our operating performance with our results in prior years. These non-GAAP financial measures are provided as supplemental information to the financial measures included and incorporated by reference in this prospectus supplement that are calculated and presented in accordance with GAAP. These non-GAAP measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies, including those within our industry. Consequently, our non-GAAP measures should not be evaluated in isolation, but rather, should be considered together with the most directly comparable GAAP measure in our consolidated financial statements for the periods presented. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please see “Performance Measures Used by Management” in the 2024 Annual Report and the Quarterly Reports.

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectuses we provide to you. This summary may not contain all of the information that may be important to you or that you should consider before investing in the Notes. For a more complete understanding of our business, you should read this entire prospectus supplement and the accompanying prospectus carefully, particularly the discussion under “Risk Factors” herein, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2024 Annual Report and our Quarterly Reports, which are incorporated by reference herein, and the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.
General Corporate Overview
We are primarily focused on providing insurance solutions to individuals and institutions through a broad range of annuity and retirement products and services. We conduct our business in 50 states, the District of Columbia and Puerto Rico. Our business is presently conducted through our subsidiaries under three operating segments:
•
Annuities — primarily consists of fixed, fixed index, single premium immediate annuity products, as well as pension risk transfer contracts. Products are primarily sold through independent agents, brokers, and financial institutions, along with multiple-line and career agents;

•
Property and Casualty — primarily consists of personal, agricultural and targeted commercial coverages, as well as certain specialty coverages. Products are primarily sold through multiple-line and independent agents or managing general agents; and

•
Life Insurance —  consists primarily of whole, universal, indexed and variable universal life insurance sold through career, multiple-line, and independent agents as well as direct marketing channels.

Recent Developments
The Company and Argo Group International Holdings, Inc. (“Argo”) are in the process of obtaining applicable regulatory approvals to complete an internal reorganization to establish a unified property & casualty insurance platform under Argo, an affiliate of the Company (the “P&C Reorganization”). Argo is not a subsidiary of the Company.
As currently contemplated, the P&C Reorganization will result in the transfer by the Company of all of its existing property and casualty subsidiaries, American National Property And Casualty Company and its subsidiaries (“ANPAC”), United Farm Family Insurance Company (“UFFIC”) and Farm Family Casualty Insurance Company and its subsidiaries (“FFCIC” and, together with ANPAC and UFFIC, collectively, the “P&C Subsidiaries”), to Argo. The P&C Subsidiaries represented approximately 4% of the Company’s total assets and 18% of the Company’s total equity, in each case, as of June 30, 2025. The P&C Subsidiaries represented approximately 7% of the Company’s pre-tax aggregate segment distributable operating earnings and contributed net income before income taxes of $6 million to the Company’s net loss before income taxes of $66 million for the six months ended June 30, 2025, and approximately 11% of the Company’s pre-tax aggregate segment distributable operating earnings and 26% of the Company’s net income before income taxes for the year ended December 31, 2024. The foregoing percentages are preliminary estimates by the Company based on information available to the Company as of the date hereof; actual percentages may differ materially from the preliminary estimates set forth herein.
The Company currently expects to receive a capital contribution subsequent to the P&C Reorganization (the “Expected Capital Contribution”), and the Company intends to use the proceeds thereof to repay outstanding term loans with the objective of keeping the P&C Reorganization leverage neutral to the Company.
Closing of the P&C Reorganization is subject to receipt of certain regulatory approvals and is expected to occur by the end of this year. However, no definitive agreement for the P&C Reorganization has been entered into, and there is no guarantee that the P&C Reorganization or the Expected Capital Contribution will be consummated on the terms or timeline described herein, or at all. See “Forward-Looking Statements.”
Corporate Information
Our principal executive offices are located at One Moody Plaza, Galveston, Texas 77550. Our telephone number is (888) 221-1234. Our website address is www.americannational.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus supplement, unless such information is specifically incorporated by reference in this prospectus supplement as set forth in “Incorporation of Certain Documents by Reference.”

The Offering
The following summary highlights information contained elsewhere in this prospectus supplement. Certain of the terms described below are subject to important limitations and exceptions. You should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.
Issuer
American National Group Inc., a Delaware corporation
Notes Offered
$      aggregate principal amount of    % Fixed-Rate Reset Junior Subordinated Notes due 2055 (the “Notes”).
Maturity Date
The Notes will mature on December 1, 2055.
Interest
The Notes will bear interest (i) from, and including, the date of original issue to, but excluding, December 1, 2030 (the “First Reset Date”) at the fixed rate of      % per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the Reset Interest Determination Date for such Reset Period plus      %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below      % (which equals the initial interest rate on the Notes). Subject to the Issuer’s right to defer interest payments as described under “— Option to Defer Interest Payments,” the Issuer will pay interest semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2025.
Optional Interest Deferral
So long as no Event of Default with respect to the Notes has occurred and is continuing, the Issuer has the right, in its sole discretion, to defer the payment of interest on the Notes for one or more Optional Deferral Periods of up to five consecutive years each. The Issuer may not defer interest beyond the maturity date, any earlier accelerated maturity date of the Notes or any other earlier redemption in full of the Notes. During an Optional Deferral Period, interest will continue to accrue at the then-applicable interest rate on the Notes, and deferred interest payments will accrue additional interest at the then-applicable interest rate on the Notes, compounded semi-annually as of each interest payment date to the extent permitted by applicable law. Holders of the Notes will have no remedies against the Issuer for nonpayment unless the Issuer fails to pay all deferred interest (including compounded interest, if any) at the end of an Optional Deferral Period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the Notes. At the end of an Optional Deferral Period, if all amounts due are paid, the Issuer could start a new Optional Deferral Period of up to five consecutive years. See “Description of Junior Subordinated Notes — Option to Defer Interest Payments.”
Payment Restrictions During a Deferral Period
If the Issuer has exercised or is deemed to exercise its right to defer interest payments on the Notes and the Optional Deferral Period is continuing, the Issuer generally may not make payments on or redeem or purchase any shares of its capital stock (which includes common stock and preferred stock) or any of its debt securities or guarantees that rank equally with or junior to the Notes upon its liquidation, dissolution, or winding up, subject to certain exceptions. For more information, see “Description of Junior Subordinated Notes — Payment Restrictions During an Optional Deferral Period.”
Ranking; Subordination
The Notes will be unsecured and junior subordinated obligations of the Issuer that will rank equally in right of payment with all of the Issuer’s future equally-ranking junior subordinated indebtedness and will rank junior in right of payment to all of the Issuer’s existing and future Senior Indebtedness (as defined in “Description of Junior Subordinated Notes — Ranking; Subordination”). The Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities of the Issuer’s subsidiaries. The Notes will rank senior to all of the Issuer’s equity securities, which include common stock and preferred stock.
Senior Indebtedness will include, among other things, all of the Issuer’s indebtedness for money borrowed (other than the Notes) but will not include (i) any of the Issuer’s indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the Notes, (ii) any of the Issuer’s indebtedness that by its terms expressly provides that it will rank equal in right of payment with the Notes and (iii) any of the Issuer’s obligations to trade creditors created or assumed in the ordinary course of business. See “Description of Junior Subordinated Notes — Ranking; Subordination.”
As of June 30, 2025, the Issuer had no secured indebtedness and $2,869 million in unsecured and unsubordinated indebtedness and $84 million in subordinated indebtedness (excluding intercompany indebtedness), all of which constitutes Senior Indebtedness and would rank senior to the Notes. As of June 30, 2025, the Issuer’s subsidiaries had indebtedness and other liabilities of $113,259 million (excluding intercompany liabilities) to which the Notes would have been effectively subordinated. See “Consolidated Capitalization of the Company.” The Indenture does not limit the Issuer’s ability to incur additional indebtedness, including indebtedness that is secured or indebtedness that is senior to or equal in right of payment to the Notes, nor does the Indenture limit the ability of any of the Issuer’s subsidiaries to incur additional indebtedness or other liabilities.
Optional Redemption
The Issuer may redeem the Notes at its option:
•
in whole at any time or in part from time to time:

•
during the three-month period prior to, and including, the First Reset Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed; and

•
after the First Reset Date, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed;

•
in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event, a Rating Agency Event or a Regulatory Capital Event, at a redemption price equal to (i) in the case of a Tax Event or a Regulatory Capital Event, 100% of their principal amount or (ii) in the case of a Rating Agency Event, 102% of their principal amount;

plus, in each case, any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.
If the Issuer does not redeem the Notes in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Issuer or any of its affiliates, must remain outstanding after giving effect to such redemption. The Issuer may not redeem the Notes in part unless all accrued and unpaid interest, including deferred interest (and compounded interest, if any), has been paid in full on all outstanding Notes for all interest payment dates occurring on or before the redemption date.
See “Description of Junior Subordinated Notes — Optional Redemption.”
Use of Proceeds
Net proceeds to us will be approximately $      after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to redeem our Series B Preferred Stock in full and the related depositary shares in accordance with the terms thereof and, to the extent any proceeds remain, for general corporate purposes. This prospectus supplement does not constitute a notice of redemption with respect to our Series B Preferred Stock or the related depositary shares. See “Use of Proceeds.”
Risk Factors
You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Notes.
No Public Markets
The Notes will be a new issue of securities for which there is currently no existing market. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and such underwriters may discontinue any market-making at any time without notice. Accordingly, we cannot assure you that active trading markets for the Notes will develop or continue. See “Underwriting.”
Listing
We are not applying to list the Notes on any securities exchange or for quotation of the Notes on any quotation system.
Form and Denomination
The Notes will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee and Paying Agent
Wilmington Trust, National Association.
Governing Law
The Indenture and the Notes will be governed by the laws of the State of New York.

RISK FACTORS
An investment in the Notes involves a high degree of risk. In addition to the other information in this prospectus supplement and the accompanying prospectus, prospective investors should carefully consider the following risks together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by us or on our behalf in connection with the offering, before making an investment in the Notes. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. If any of the following risks actually occur, our business, financial condition, operating results or growth prospects could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the Notes. In such a case, you may lose all or part of your original investment. We cannot assure you that any of the events discussed in the risk factors below will not occur. Along with the risks and uncertainties described below, you should carefully consider the risks and uncertainties described in the sections entitled “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and in Item 1A under the heading “Risk Factors” in our 2024 Annual Report and our Quarterly Reports, which are incorporated by reference in this prospectus supplement. For purposes of this section of this prospectus supplement, references to “we,” “our” and “us” refer only to American National Group Inc. and not to any of its subsidiaries.
Risks Related to the Notes
As a holding company, we depend on the ability of our subsidiaries to pay dividends, which, if restricted, could materially affect our ability to meet our obligations under the Notes.
We are a holding company and have no direct operations and no significant assets other than the stock of our subsidiaries. All of our business operations are conducted through our subsidiaries, none of which will be obligors under the Notes or guarantee the Notes. Our ability to pay corporate operating expenses and meet any other obligations depends upon the funds legally available for distribution, including dividends, from our subsidiaries. The ability of our subsidiaries to pay dividends or other distributions to us in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements, applicable regulatory restrictions and financial strength, liquidity and capital requirements, among other factors. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees. The ability of our insurance subsidiaries to pay dividends or distributions to us will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals, as discussed below under “— The ability of our insurance subsidiaries to pay dividends and other distributions is limited by applicable state insurance law or Bermuda law.” In addition, we may elect to contribute additional capital to certain insurance subsidiaries to strengthen their surplus for covenant compliance or regulatory purposes (including, for example, maintaining adequate risk-based capital levels) or to provide the capital necessary for growth, in which case it is less likely that our insurance subsidiaries would pay us dividends.
If the dividends and interest payments we receive from our subsidiaries are insufficient to fund our holding company obligations, we may be required to raise cash by incurring debt, the issuance of other securities or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions and there can be no assurance that we will be able to do so.
To the extent we become reliant on subsidiary dividends, the inability (due to restrictions or otherwise) of our subsidiaries to pay dividends in an amount sufficient to enable us to fund our holding company obligations could have a material adverse effect on our operations and our ability to meet our obligation under the Notes.
The ability of our insurance subsidiaries to pay dividends and other distributions is limited by applicable state insurance law or Bermuda law.
Our insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to us. The states in which our U.S. insurance subsidiaries are domiciled (collectively, the “U.S. Domiciliary States”) impose certain restrictions on their ability to pay dividends to us. These restrictions are based in part on each subsidiary’s prior year statutory income and surplus. Such restrictions, or any future restrictions adopted by the U.S. Domiciliary States, could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by them without affirmative approval of state departments of insurance. The insurance laws and regulations of the U.S. Domiciliary States also require that each U.S. insurance subsidiary’s surplus as regards policyholders following any dividend be reasonable in relation to such U.S. insurance subsidiary’s outstanding liabilities and adequate to meet its financial needs.
Our Bermuda insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to us. Bermuda law, including the Bermuda Insurance Act 1978, as amended, and the rules and regulations promulgated thereunder (collectively, the “Bermuda Insurance Act”) and the Bermuda Companies Act 1981, as amended (the “Companies Act”), impose restrictions on each of our Bermuda insurance subsidiaries’ ability to pay dividends to us based on solvency margins and surplus and capital requirements. These restrictions, and any other future restrictions adopted by the Bermuda Monetary Authority (the “BMA”), could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by our Bermuda insurance subsidiaries without affirmative approval of the BMA.
We could face additional restrictions in the future in any jurisdictions in which we operate. Moreover, the amount of surplus that our insurance subsidiaries can pay as dividends is constrained by the amount of surplus they must hold to maintain their minimum statutory capitalization levels. The ability of our insurance subsidiaries to pay dividends or make other distributions is also limited by our need to maintain the financial strength ratings assigned to such subsidiaries by the rating agencies as well as other financial ratings used by our distribution partners. These ratings depend to a large extent on the capitalization of such insurance subsidiaries.
To the extent we become reliant on insurance subsidiary dividends, the inability (due to restrictions or otherwise) of our insurance subsidiaries to pay dividends in an amount sufficient to enable us to fund our holding company obligations could have a material adverse effect on our operations and our ability to meet our obligation under the Notes.
Upon completion of the offering, we will have substantial indebtedness, which could affect our ability to meet our obligations under the Notes and may otherwise restrict our activities.
We will have a substantial amount of indebtedness after the completion of this offering, which requires significant interest and principal payments. As of June 30, 2025, we had total indebtedness of $2,953 million, including $2,869 million in unsecured and unsubordinated indebtedness and $84 million in subordinated indebtedness (excluding intercompany indebtedness), all of which constitutes Senior Indebtedness and would rank senior to the Notes. See “Consolidated Capitalization of the Company.” In addition, we from time to time issue intercompany indebtedness to our consolidated subsidiaries and use unaffiliated entities to issue indebtedness (which may involve related purchase and sale transactions and similar transactions with consolidated subsidiaries), which does not constitute consolidated indebtedness under generally accepted accounting principles. The amount of our intercompany indebtedness and the indebtedness (and purchase and sale and similar transactions) with our unaffiliated entities will vary from time to time and could be substantial at any time.
Our substantial indebtedness could have important consequences to the holders of the Notes, including the following:
•
prevent us from meeting our obligations under the Notes and under our other debt obligations;

•
adversely affect our ability to raise additional capital to fund our operations;

•
require a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

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limit our ability to react to changes in the economy or our industry;

•
expose us to interest rate risk to the extent of any variable rate debt;

•
make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

•
make it more difficult for us to pursue strategic acquisitions, joint ventures, alliances and collaborations; and

•
place us at a competitive disadvantage compared to our competitors that have less debt.

Our ability to satisfy and manage our debt obligations depends on our ability to generate cash flow and on overall financial market conditions. To some extent, this is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond our control.
We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on, or refinance, our debt obligations, including the Notes, depends on our and our subsidiaries’ financial condition and operating performance, which are subject to prevailing economic, industry and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.
If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital, or restructure or refinance our indebtedness. We may not be able to implement any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations.
If we cannot make scheduled payments on our debt, we will be in default. In that case, our secured lenders (if any) could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.
No public market exists for the Notes, and if a trading market does develop for the Notes, general market conditions and unpredictable factors could adversely affect trading prices for the Notes.
Prior to the offering made hereby, there has been no established market for the Notes. The Notes will not be listed on any securities exchange and may not be quoted on any quotation system. The underwriters have advised us that they presently intend to make a market in the Notes as permitted by applicable law. The underwriters are not obligated, however, to make a market in the Notes, and any market-making activities may be discontinued at any time at the sole discretion of the underwriters. Accordingly, there can be no assurance that an active market for the Notes will develop. Moreover, even if a market for the Notes does develop, the Notes could trade at a substantial discount from their face amount. If a market for the Notes does not develop, or if market conditions change, holders of the Notes may be unable to sell the Notes for an extended period of time, if at all. Consequently, a holder may not be able to liquidate its investment readily, and the Notes may not be readily accepted collateral for loans.
If a trading market does develop for the Notes, there can be no assurance that the market price for the Notes will be stable, accurate or above what holders paid for the Notes, that holders will be able to sell the Notes at a particular time or that the prices received when a holder sells a Note will be favorable. Several factors, many of which are beyond our control, will influence the market value of the Notes. Factors that might influence the market value of the Notes include, but are not limited to:
•
our creditworthiness, financial condition, performance and prospects;

•
whether the ratings on the Notes provided by any ratings agency have changed;

•
prevailing interest rates and expectations regarding changes in rates;

•
the interest of securities dealers in making a market and the number of available buyers;

•
investor perception of us and our industry;

•
any election, or investor perception of any election, by us to defer interest payments on the Notes;

•
the market for similar securities; and

•
economic, financial, geopolitical, regulatory or judicial events that affect us or the financial or credit markets generally.

The conditions of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes. If you purchase the Notes, whether in this offering or in the secondary market, the Notes may subsequently trade at a discount to the price that you paid for them.
Prospective investors should not purchase any Notes unless they understand and know they can bear the investment risks associated with the Notes.
We can defer interest payments on the Notes for one or more periods of up to five years each. This may affect the market price of the Notes.
So long as no Event of Default with respect to the Notes has occurred and is continuing, we may, in our sole discretion, defer interest payments on the Notes for one or more Optional Deferral Periods of up to five consecutive years each. During any such Optional Deferral Period, holders of the Notes would not receive current payments on the Notes, and interest on the Notes would be deferred but would accrue additional interest at a rate equal to the then-applicable interest rate on the Notes, to the extent permitted by applicable law. Holders of the Notes will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest, if any) at the end of such Optional Deferral Period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the Notes. At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to five consecutive years. No Optional Deferral Period may extend beyond the maturity date of the Notes, the earlier accelerated maturity date of the Notes or the date of other redemption in full of the Notes. See “Description of Junior Subordinated Notes — Option to Defer Interest Payments.”
If we exercise or are deemed to exercise our right to defer interest payments, the Notes may trade at a price that does not fully reflect the value of accrued and unpaid interest on the Notes or that is otherwise less than the price at which the Notes may have been traded if we had not exercised such right. To the extent that a trading market develops for the Notes, that market may not continue during such an Optional Deferral Period or during periods in which investors perceive that there is a potential of a deferral, and you may be unable to sell your Notes at those times, either at a price that reflects the value of required payments under the Notes at those times or at all. In addition, as a result of our right to defer interest payments, the market price of the Notes is likely to be affected and may be more volatile than other securities that do not have these rights. If we do defer interest on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the deferred interest at the end of the applicable Optional Deferral Period.
If we defer interest payments on the Notes, there will be U.S. federal income tax consequences to holders of the Notes.
If we defer interest payments on the Notes for one or more Optional Deferral Periods, holders of the Notes will likely be required to include amounts in income for U.S. federal income tax purposes during such period, regardless of their method of accounting for U.S. federal income tax purposes and even though they may not receive the cash attributable to that income during such period.
If holders of the Notes sell their Notes before the record date for the payment of interest at the end of an Optional Deferral Period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that holders were required to include in income in respect of the Notes during the Optional Deferral Period will be added to such holders’ adjusted tax basis in the Notes, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. Holders should consult with their tax advisors regarding the tax consequences of an investment in the Notes. For more information regarding the U.S. tax consequences of owning and disposing of the Notes, see “Certain U.S. Federal Income Tax Considerations.”
The Issuer may redeem the Notes prior to their maturity, which may adversely affect your return on the Notes.
The Issuer may redeem the Notes in whole or in part from time to time (i) during the three-month period prior to, and including, the First Reset Date, at a redemption price equal to 100% of the principal amount, and (ii) after the First Reset Date, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, in each case plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.
In addition, the Issuer may redeem the Notes in whole, but not in part, at any time within 90 days of the occurrence of either a Tax Event, a Regulatory Capital Event or a Rating Agency Event (each as defined in “Description of Junior Subordinated Notes — Optional Redemption”). In each case, the redemption price will be 100% (or 102% in the case of a Rating Agency Event) of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption. See “Description of Junior Subordinated Notes — Optional Redemption.”
The Issuer may redeem the Notes at times when prevailing interest rates may be relatively low. In the event the Issuer chooses to redeem some or all of the Notes, investors may not realize their expected return on the Notes and may not be able to reinvest the redemption proceeds in an investment that results in a comparable return.
Any decision the Issuer may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, our evaluation of our capital position, the composition of our balance sheet and general market conditions at that time.
The Issuer may be unable to repay or repurchase the Notes at maturity.
At the maturity date of the Notes, the entire outstanding principal amount of the Notes, together with accrued and unpaid interest, will become due and payable. The Issuer may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If upon the maturity date of the Notes, other arrangements prohibit us from repaying the Notes, the Issuer could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or it could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if the Issuer were not able to obtain such waivers or refinance these borrowings, it would be unable to repay the Notes.
Holders of Notes will have limited rights to accelerate payments of amounts due.
The Notes will accelerate automatically, without any declaration or other action on the part of the Trustee or any holder of the Notes, upon certain events relating to bankruptcy, insolvency or reorganization involving us. These events will constitute the only Events of Default with respect to the Notes. In the case of any default, including a payment default or a failure to comply with, or a breach of, our other covenants in the Indenture, any holder of the Notes may seek to enforce our obligations under the Indenture, including through legal process; however, there will be no Event of Default and no right of acceleration in any such case.
The Issuer and its subsidiaries and affiliates will be able to incur additional indebtedness and enter into other transactions that could exacerbate the risks related to the Notes.
The terms of the Indenture will not prohibit the Issuer and its subsidiaries or affiliates from incurring substantial additional indebtedness in the future to finance working capital, capital expenditures, investments or acquisitions or for other purposes, which may be secured or unsecured and which may rank senior or equal in right of payment to the Notes. There are limited restrictions on certain of these debt incurrences in certain of our other debt instruments; however, those restrictions are subject to important exceptions and will not be enforceable by or otherwise provide any rights to holders of the Notes.
If the Issuer incurs additional debt or liabilities, the risks related to our high level of debt could increase and the Issuer’s ability to pay its obligations on the Notes may be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, unless the Issuer has deferred payment of interest on the Notes, the Issuer and its subsidiaries and affiliates will not be restricted under the Indenture from paying dividends to Brookfield Wealth Solutions Ltd. (formerly known as Brookfield Reinsurance Ltd.) (“Brookfield Wealth Solutions”), the parent company and owner of 100% of the common equity of the Issuer, or its affiliates, and subject to limited exceptions, will not be restricted under the Indenture from entering into other transactions with Brookfield Wealth Solutions or its affiliates. Unless the Issuer has deferred payment of interest on the Notes, none of the Issuer or its subsidiaries or affiliates will be restricted from repurchasing their securities. Any of these actions or transactions could adversely affect trading prices for the Notes and your investment in the Notes. See “Description of Junior Subordinated Notes.”
The Notes will be subordinated to the Issuer’s Senior Indebtedness.
The Notes will be unsecured and junior subordinated obligations of the Issuer that rank junior in right of payment to all of the Issuer’s existing and future Senior Indebtedness (as defined in “Description of Junior Subordinated Notes — Ranking; Subordination”).
Therefore, payments cannot be made on the Notes if (i) the Issuer has defaulted on the payment of any Senior Indebtedness and such default is continuing, (ii) the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) the Issuer has filed for bankruptcy or is liquidating, dissolving or winding-up or in receivership, and the Issuer’s Senior Indebtedness has not been repaid in full. In the event of the Issuer’s bankruptcy, liquidation, reorganization or other winding up, its assets that secure debt ranking senior or equal in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.
Due to the subordination provisions described in “Description of Junior Subordinated Notes — Ranking; Subordination,” in the event of the Issuer’s insolvency, funds which we would otherwise use to pay to the holders of the Notes will be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of those payments, the holders of our Senior Indebtedness may recover more, ratably, than the holders of the Notes. In addition, the holders of our Senior Indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the Notes.
In addition, if we incur any additional obligations that rank equally with the Notes, the holders of those obligations will be entitled to share ratably with the holders of the Notes, and, to the extent outstanding, our other equally-ranking junior subordinated indebtedness, in any proceeds distributed upon any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding. This may have the effect of reducing the amount of proceeds paid to holders of the Notes. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.
As of June 30, 2025, we had no secured indebtedness and $2,869 million in unsecured and unsubordinated indebtedness and $84 million in subordinated indebtedness (excluding intercompany indebtedness), all of which constitutes Senior Indebtedness and would rank senior to the Notes. See “Consolidated Capitalization of the Company.”
The Notes will not be guaranteed by any of the Issuer’s subsidiaries, and will be effectively subordinated to all indebtedness and other obligations of the Issuer’s subsidiaries.
The Notes are the Issuer’s obligations and will not be guaranteed by any of the Issuer’s existing or future subsidiaries. Accordingly, the Issuer’s subsidiaries have no obligation to pay any amounts due on the Notes or to provide the Issuer with funds for its payment obligations. The Issuer’s subsidiaries are separate and distinct legal entities. The Notes will be effectively subordinated in right of payment to all of the existing and future indebtedness and other liabilities (including policyholder liabilities and other payables) of the Issuer’s subsidiaries. As of June 30, 2025, the Issuer’s subsidiaries had indebtedness and other liabilities of $113,259 million (excluding intercompany liabilities) to which the Notes would have been effectively subordinated.

In the event of a bankruptcy, rehabilitation, liquidation or dissolution of any of the Issuer’s subsidiaries, holders of their debt and other liabilities, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, and policyholders, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to the Issuer. Moreover, the Indenture does not prevent the Issuer’s subsidiaries from incurring additional indebtedness, which would similarly be effectively senior to the Notes.
While it is not possible for the interest rate on the Notes to decrease below the initial interest rate, the interest rate on the Notes may fluctuate over time.
The interest rate on the Notes from the date of original issue to the First Reset Date will be      % per annum. Beginning on the First Reset Date, the interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus      %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below      %. Accordingly, while it is not possible for the interest rate on the Notes to decrease below the initial interest rate, the interest rate on the Notes for a given Reset Period subsequent to the initial Reset Period may decrease from time to time including as compared to the interest rate on such series for the prior Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.
Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. Historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date and you should not take the historical U.S. Treasury rates as an indication of future Five-year U.S. Treasury Rates.
Credit ratings may not reflect all risks of your investment in the Notes and a downgrade, suspension or withdrawal of any rating assigned by a rating agency to the Issuer or its securities, including the Notes, could cause the liquidity or trading prices of the Notes to decline significantly.
Credit ratings are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time it issues the rating. An explanation of the significance of such rating may be obtained from such rating agency. Although credit ratings are not a recommendation to buy, sell or hold any security and may be subject to revision or withdrawal at any time, the Issuer’s debt ratings are an assessment of its ability to pay its obligations. The Notes will be rated by nationally recognized statistical rating agencies and may in the future be rated by additional rating agencies. Consequently, any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal), or any perceived decrease in creditworthiness, could reduce the liquidity or market value of the Notes. Rating agency reports or statements on the life and annuity insurance industry may also negatively impact the market value of the Notes. Moreover, the credit ratings assigned to the Notes may not reflect the potential impact of all risks related to any trading market, if any, for, or trading value of, the Notes.
There can be no assurance that any rating assigned to the Issuer or the Notes will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Credit ratings may be revised or withdrawn at any time by the issuing organization in its sole discretion. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the life and annuity insurance industry as a whole and may change their credit rating for us and our securities, including the Notes, based on their overall view of the industry. It is also possible that any ratings may be lowered in connection with this offering or in connection with future events, such as future acquisitions.
Any future lowering of ratings may also make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, holders of the Notes may lose some or all of the value of their investment. Holders of the Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any ratings.
Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes. In addition, we may redeem the Notes if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the Notes.
The rating agencies that publish a rating for us may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Notes. If the rating agencies change their practices for rating these types of securities in the future and/or the ratings of the Notes or our other indebtedness are lowered or expected to be lowered, that could have a negative impact on the trading price of the Notes. In addition, we may redeem the Notes at our option, in whole, but not in part, within 90 days of a rating agency amending, clarifying or changing the criteria used to assign equity credit for securities such as the Notes, which amendment, clarification or change results in (i) the shortening of the length of time the Notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Notes, or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Notes. See “Description of Junior Subordinated Notes — Optional Redemption.”
Upon the occurrence of a change of control, we may not be able to repay or repurchase certain of our other outstanding indebtedness to the extent required by, and there may be an event of default under, the documents governing such indebtedness. The Indenture does not require the Issuer to repurchase the Notes upon the occurrence of a change of control.
Under the indenture governing our 5.000% Senior Notes due 2027 (the “2027 Notes” and such indenture, the “2027 Notes Indenture”), if a Change of Control Triggering Event (as defined in the 2027 Notes Indenture) occurs, unless the Issuer has exercised its right to redeem all of the 2027 Notes, each holder of the 2027 Notes will have the right to require the Issuer to repurchase all or any part of such holder’s 2027 Notes at a purchase price in cash equal to 101% of the principal amount of the 2027 Notes plus accrued and unpaid interest, if any, to but excluding the date of purchase. The Credit Agreement (as defined herein) provides that a Change of Control (as defined in the Credit Agreement) is an event of default that permits lenders to terminate their commitments and declare the principal of, any accrued interest on, and fees and other obligations accrued under, the term loans then outstanding to be due and payable. Other indebtedness we enter into in the future may have similar terms. The Indenture does not require the Issuer to repurchase the Notes upon the occurrence of a change of control, and a change of control does not constitute an Event of Default under the Indenture.
We cannot assure you that we will have the financial resources available to repay or repurchase the 2027 Notes or outstanding borrowings under the Credit Agreement in such circumstances. In addition, upon the occurrence of a change of control, our level of debt may prevent us from raising the funds necessary for any such repayments or repurchases on satisfactory terms or at all. The acceleration of certain of our other indebtedness, or the failure to repay certain of our other indebtedness when required, may result in an event of default under our other indebtedness outstanding at the applicable time, and we may not have the financial resources available to repay or repurchase all such indebtedness.
The terms of the Indenture and the Notes will not provide certain contractual protections found in other debt securities.
The Indenture and the Notes will provide only limited protection against significant events that could adversely impact your investment in the Notes. For example, the Indenture does not:
•
require the Issuer to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
restrict our ability to pledge our assets or those of our subsidiaries;

•
limit the Issuer’s ability to incur indebtedness or other obligations, including indebtedness or other obligations that are senior or equal in right of payment to the Notes;

•
limit the Issuer’s ability to issue secured debt or secure existing unsecured debt;

•
restrict the Issuer’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to the Issuer’s equity interests in its subsidiaries and therefore rank effectively senior to the Notes with respect to the assets of its subsidiaries;

•
restrict the Issuer’s ability to sell assets, except in a sale of all or substantially all of its assets;

•
restrict the Issuer’s ability to create liens on its property for any purpose;

•
restrict the Issuer’s ability to repurchase or prepay any of its securities or other indebtedness, except to the extent the Issuer has deferred payment of interest on the Notes described under “Description of Junior Subordinated Notes — Payment Restrictions During a Deferral Period”;

•
restrict the Issuer’s ability to make investments or to repurchase, or pay dividends or make other payments in respect of securities ranking junior to the Notes, except to the extent the Issuer has deferred payment of interest on the Notes described under “Description of Junior Subordinated Notes — Payment Restrictions During a Deferral Period”;

•
restrict the Issuer’s or its subsidiaries’ ability to enter into transactions with Brookfield Wealth Solutions or its affiliates, except to the extent described under “Description of the Debt Securities — Consolidation, Merger or Sale” in the accompanying prospectus; or

•
provide for any adjustment to the interest rate on the Notes in the event the Issuer’s credit rating is downgraded.

Furthermore, the Indenture does not require us to repurchase the Notes upon the occurrence of a change of control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the Notes. For these reasons, you should not consider the covenants in the Indenture or the repurchase features of the Notes as a significant factor in evaluating whether to invest in the Notes. Moreover, while the instruments governing certain of our other indebtedness may include covenants restricting certain of these actions, those covenants are subject to important exceptions and will not be enforceable by or otherwise provide any rights to holders of the Notes.
The Credit Agreement contains covenants which could impose operational and financial restrictions on us, and failure to comply with these covenants could result in a default under the Credit Agreement.
The Credit Agreement contains certain restrictive covenants and also requires us to maintain compliance with specified financial ratios. The restrictions contained in the Credit Agreement could:
•
limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•
adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of the restrictive covenants in our Credit Agreement or our inability to comply with the required financial ratios could result in a default and may result in an event of default under our Credit Agreement, and if accelerated by the lenders thereunder, may consequently result in a default or an event of default under the indenture governing our 5.750% Senior Notes due 2029, 6.000% Senior Notes due 2035 and the 2027 Notes Indenture pursuant to the cross-acceleration provisions contained therein. We cannot provide assurance that, if the indebtedness under our Credit Agreement and our other indebtedness then outstanding were to be accelerated, our assets would be sufficient to repay in full that indebtedness and our other indebtedness. If not cured or waived, such acceleration could have a material adverse effect on our business and our prospects and the trading prices of the Notes and your investment therein.

We or one of our affiliates could serve as the calculation agent, which could result in a conflict of interest.
The calculation agent that we appoint in connection with any Reset Date will determine the Five-year U.S. Treasury Rate in its sole discretion. See “Description of Junior Subordinated Notes — Interest.” Because we will appoint the calculation agent, and the calculation agent we appoint could be us or one of our affiliates, conflicts of interest could arise in connection with the calculation agent performing its role as calculation agent. Any of the calculation agent’s determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes.
We may make certain payments on parity securities during an Optional Deferral Period.
“Parity securities” are debt securities that rank equal in right of payment with the Notes. We may in the future issue parity securities as to which we are required to make payments of interest during an Optional Deferral Period on the Notes that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The Indenture will permit us to make any such payment and also permit us to make any payment of current or deferred interest on parity securities and on the Notes during an Optional Deferral Period that is made pro rata to the amounts due on such parity securities and the Notes.

USE OF PROCEEDS
The net proceeds from this offering are expected to be approximately $      , after deducting the underwriting discount and estimated expenses payable by us in connection with the transactions described herein.
We intend to use the net proceeds from this offering to redeem our Series B Preferred Stock in full and the related depositary shares in accordance with the terms thereof and, to the extent any proceeds remain, for general corporate purposes.
As of August 19, 2025, $300,000,000 aggregate liquidation preference of our Series B Preferred Stock was issued and outstanding. We may, at our option, redeem, in whole or in part, the Series B Preferred Stock on or after September 1, 2025, at a redemption price equal to the stated amount of $25,000 per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.
This prospectus supplement does not constitute a notice of redemption with respect to our Series B Preferred Stock or the related depositary shares.
One or more of the underwriters or their affiliates may be holders of our depositary shares representing an interest in our Series B Preferred Stock and, in such case, would receive a portion of the net proceeds from this offering.

CONSOLIDATED CAPITALIZATION OF THE COMPANY
We are providing the following information to assist you in analyzing the financial aspects of the offering. The information contained in the following table is qualified in its entirety by our financial statements and other information incorporated by reference herein. We urge you to read all the information contained in the following table together with the other information included and incorporated by reference herein, including our historical financial statements and related notes incorporated by reference in this prospectus supplement.
The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis after giving effect to the issuance and sale of the Notes and the application of the net proceeds therefrom as described in “Use of Proceeds.”

	As of June 30, 2025
	Actual(1)	As Adjusted(1)(2)
	(audited, in millions)
Cash and Cash Equivalents	$12,104	$
Long-Term Obligations:
Term Loan A due 2027(3)(4)	$598	$
5.000% Senior Notes due 2027(4)	486
5.750% Senior Notes due 2029(4)	595
6.144% Senior Notes due 2032(4)	497
6.000% Senior Notes due 2035(4)	692
Subordinated Debentures due 2047(4)(5)	84
% Junior Subordinated Notes due 2055 offered hereby(4)	—
Total Debt(4)	$2,952	$
Equity:
Preferred Stock, Series B	296
Preferred Stock, Series D	292
Additional Paid-In Capital	7,547
Accumulated Other Comprehensive Income (Loss)	664
Retained earnings	1,283
Total American National Group Inc. Stockholders’ Equity	10,082
Non-controlling interests	135
Total Stockholders’ Equity	$10,217	$
Total Capitalization	$13,169	$

(1)
“Actual” and “As Adjusted” columns do not reflect the impact of the previously declared cash dividend of $414.062500 per share of Series B Preferred Stock, payable on September 1, 2025 to shareholders of record of Series B Preferred Stock as of August 17, 2025.

(2)
The net proceeds from this offering were calculated using the gross proceeds from this offering, net of the estimated underwriting discount and estimated offering expenses payable by us.

(3)
The Issuer is party to a Term Loan Agreement, dated as of May 7, 2024, with the banks from time to time party thereto and Bank of Montreal, as administrative agent (the “Credit Agreement”). The Credit Agreement provides for a senior unsecured term loan A facility (the “Term Loan Credit Facility”). Subject to customary conditions specified in the Credit Agreement, including pro forma compliance with a Debt to Capitalization Ratio (as defined in the Credit Agreement) of no greater than 0.35:1.00, the Issuer may obtain additional term loan commitments and incur incremental term loans under the

Credit Agreement. As of June 30, 2025, the Issuer had outstanding borrowings of $598 million under the Term Loan Credit Facility and had no commitment in respect of any such incremental loans or commitments.
(4)
Represents the aggregate principal amount outstanding thereof, presented net of unamortized premiums, unamortized discounts and debt issuance costs.

(5)
American Equity Capital Trust II, the Issuer’s wholly-owned subsidiary trust (which is not consolidated) (the “AECT Trust”), has issued fixed rate and floating rate trust preferred securities and has used the proceeds from these offerings to purchase subordinated debentures from the Issuer. The Issuer also issued subordinated debentures to the AECT Trust in exchange for all of the common securities of the AECT Trust. Those subordinated debentures of the Issuer are not considered intercompany indebtedness since the AECT Trust is not consolidated, and those subordinated debentures will constitute Senior Indebtedness as described herein. The sole assets of the AECT Trust are the subordinated debentures and any interest accrued thereon. The interest rate on the subordinated debentures at June 30, 2025 is 5%. The interest payment dates on the subordinated debentures correspond to the distribution dates on the AECT Trust preferred securities issued by the AECT Trust. The AECT Trust preferred securities and the subordinated debentures mature simultaneously on June 1, 2047.

DESCRIPTION OF JUNIOR SUBORDINATED NOTES
The following is a summary of the particular terms of the Notes offered by this prospectus supplement, and supplements the information under “Description of The Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the Notes and the Indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions of specified terms used in the Indenture, and to the Trust Indenture Act of 1939 as in effect on the date of the Base Indenture (or, in the event the Trust Indenture Act of 1939 is amended after such date and to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended). We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes. For purposes of this section of this prospectus supplement, references to the “we, “ “our” and “us” refer only to American National Group Inc. and not to any of its subsidiaries.
General
The Notes will initially be limited to an aggregate principal amount of $      . The Notes will bear interest as provided below under “— Interest.” The Notes will mature on December 1, 2055.
The Notes will be issued under the indenture, dated as of October 2, 2024 (the “Base Indenture”), between us and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be entered into between us and the Trustee on the closing date of this offering of the Notes (together with the Base Indenture, the “Indenture”). The Base Indenture is more fully described in the accompanying prospectus and has been filed as an exhibit to our periodic reports and is incorporated by reference into this prospectus supplement; however, as described in this prospectus supplement, not all provisions of the Base Indenture will apply to the Notes.
The Notes are not subject to any sinking fund.
We may, without notice to or consent of the existing holders of the Notes, issue additional Notes having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Notes and additional Notes form the same series under the Indenture, provided, however, that if any additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number.
The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Ranking; Subordination
The payment of the principal of, and interest on, the Notes will be expressly subordinated and will be junior in right of payment to the prior payment in full of all of our Senior Indebtedness, as described herein and to the extent and in the manner set forth in the Indenture.
Subject to the qualifications described below, the term “Senior Indebtedness” will be defined in the Indenture to include principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:
•
all of our obligations for money borrowed (other than the Notes);

•
all of our obligations evidenced by notes, debentures, bonds or other similar instruments (other than obligations relating to the Notes (other than obligations in favor of the Trustee)), including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate (for the avoidance of doubt, including any trust, partnership or other affiliate constituting a subsidiary) that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

•
all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles as in effect from time to time in the United States of America;

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all of our reimbursement obligations with respect to letters of credit, credit facilities, bankers’ acceptances or similar facilities issued for our account;

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all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

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all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

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all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

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all compensation, reimbursement and indemnification obligations of ours to the Trustee pursuant to the Indenture; and

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all of our amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

Senior Indebtedness will continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, “Senior Indebtedness” will not include (i) any of our indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the Notes, (ii) any of our indebtedness that by its terms expressly provides that it will rank equal in right of payment with the Notes and (iii) any of our obligations to trade creditors created or assumed in the ordinary course of business. For the avoidance of doubt, the subordinated debentures we have issued to the AECT Trust prior to the date hereof shall constitute Senior Indebtedness. See “Consolidated Capitalization of the Company.”
The Notes will rank senior to all of our equity securities, which include common stock and preferred stock.
All existing and future indebtedness and other liabilities of our subsidiaries, including their trade accounts payable and other liabilities, will be effectively senior to the Notes. We are a holding company and have no direct operations and no significant assets other than the stock of our subsidiaries. Accordingly, we will depend on our subsidiaries to distribute funds to us so that we may pay our obligations and expenses, including satisfying our obligations under the Notes. However, our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to provide us with any funds for payments on the Notes, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends and distributions and the making of loans and advances to us by our subsidiaries may be subject to insurance regulatory, statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations. See “Risk Factors — Risks Related to the Notes — As a holding company, we depend on the ability of our subsidiaries to pay dividends, which, if restricted, could materially affect our ability to meet our obligations under the Notes” and “Risk Factors — Risks Related to the Notes — The ability of our insurance subsidiaries to pay dividends and other distributions is limited by applicable state insurance law or Bermuda law.”
No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the Notes or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Notes, if:
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we default in the payment of any principal, premium (if any), interest or any other amount due on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise, beyond any applicable grace period; or

•
an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity of such Senior Indebtedness, and written notice of such event of default requesting that payments on the Notes cease, is given to us by the holders of such Senior Indebtedness, until such default in payment or event of default has been cured, is waived or ceases to exist and any related acceleration has been rescinded.
All present and future Senior Indebtedness, which includes, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be fully paid before any payment, whether in cash, property or securities, will be made by us on account of the Notes in the event of:
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any dissolution, winding-up, liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership or any proceeding for any of the foregoing;

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any assignment by us for the benefit of creditors; or

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any other marshaling of our assets (each such event described in this bullet and the two preceding bullets, a “Senior Indebtedness Payment Event”).

In any such Senior Indebtedness Payment Event, payments which would otherwise be made on the Notes will generally be paid to the holders of Senior Indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the Senior Indebtedness is fully paid. However, if payments on the Notes are in the form of our securities as reorganized or readjusted, or our securities or those of any other corporation provided for by a plan of reorganization or readjustment, and such payments are subordinated at least to the extent provided in the Indenture with respect to the Notes to the payment of all Senior Indebtedness, such payments will be made to the holders of the Notes, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.
No present or future holder of any Senior Indebtedness will be prejudiced in the right to enforce the subordination of the Notes by any act or failure to act on our part.
If, notwithstanding any of the foregoing prohibitions, the Trustee or the holders of the Notes receive any payment with respect to the Notes when a responsible officer of the Trustee or such holder has actual knowledge that such payment should not have been made to it, the Trustee or such holder will hold such payment in trust for the benefit of, and, upon written request by us or the trustee or other representative for the Senior Indebtedness, will pay it over to, the holders of such Senior Indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to such Senior Indebtedness. If we violate the Indenture by making a payment or distribution to holders of the Notes before we have paid all the Senior Indebtedness in full, then such holders of the Notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the Senior Indebtedness.
Senior Indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding Senior Indebtedness.
After full payment of all present and future Senior Indebtedness, holders of the Notes will be subrogated to the rights of any holders of Senior Indebtedness to receive any further payments that are applicable to the Senior Indebtedness until all the Notes are fully paid. For purposes of such subrogation, no payments that would otherwise be paid to holders of the Notes and are made to holders of the Senior Indebtedness because of the subordination described in this section will, as between us, our creditors other than holders of such Senior Indebtedness and the holders of the Notes, be deemed to be a payment by us to or on account of such Senior Indebtedness.
If any Senior Indebtedness Payment Event occurs, after we have paid in full all amounts owed on Senior Indebtedness, the holders of Notes together with the holders of any of our other obligations that rank equally with the Notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Notes.
Because of the subordination provisions of the Indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes having a claim pursuant to the Notes may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Indenture in connection with the Notes.
As of June 30, 2025, the Issuer had no secured indebtedness and $2,869 million in unsecured and unsubordinated indebtedness and $84 million in subordinated indebtedness (excluding intercompany indebtedness), all of which constitutes Senior Indebtedness and would rank senior to the Notes. As of June 30, 2025, the Issuer’s subsidiaries had indebtedness and other liabilities of $113,259 million (excluding intercompany liabilities) to which the Notes would have been effectively subordinated. See “Consolidated Capitalization of the Company.”
The Indenture does not limit our ability to incur additional indebtedness, including indebtedness that is secured, senior to or equal in right of payment to the Notes, nor does the Indenture limit the ability of any of our subsidiaries to incur additional indebtedness or other liabilities. We expect from time to time to incur additional indebtedness constituting Senior Indebtedness. In addition, the holders of our Senior Indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the Notes. See “Risk Factors — Risks Related to the Notes.”
Interest
Subject to applicable law and subject to our right to defer interest payments as described under “— Option to Defer Interest Payments” below, the Notes will bear interest (i) from, and including,       , 2025 (the expected date of original issue) to, but excluding December 1, 2030 (the “First Reset Date”) at the fixed rate of     % per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the Reset Interest Determination Date for such Reset Period plus     %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below     % (which equals the initial interest rate on the Notes). Subject to our right to defer interest payments as described under “— Option to Defer Interest Payments” below, interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2025, each of which dates we refer to as an interest payment date, to the record holders of the Notes at the close of business on the immediately preceding May 15 or November 15, as applicable, whether or not a business day (as defined below). However, notwithstanding the foregoing, interest that we pay on the maturity date, the date of any earlier accelerated maturity of the Notes or a redemption date (for the avoidance of doubt, including on the last day of an Optional Deferral Period, if ending on any such date) will be payable to the person to whom the principal will be payable.
Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. If any interest payment date, redemption date or the maturity date of the Notes is not a business day, then payment of interest and/or principal will be made on the next succeeding business day, and no interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. Principal, interest and any premium on the Notes will be payable at the Corporate Trust Office (as defined in the Base Indenture), except as may be otherwise provided in any Note.
For purposes of the Notes, a “business day” is each day that is not a Saturday, Sunday or a day on which banking institutions in New York City are authorized or required by any applicable law, regulation or executive order to be closed.
To the extent permitted by applicable law, interest not paid on any interest payment date will bear additional interest at the then-applicable interest rates on the Notes, which will compound semi-annually as of each interest payment date, until paid. References to “interest” include regularly scheduled interest accruing on the Notes, as well as interest on deferred interest payments.
Unless we have validly redeemed all outstanding Notes on or before the First Reset Date, we will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. We or any of our affiliates may be appointed as and act as calculation agent, and we may replace the calculation agent at any time or from time to time. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. If we or one of our affiliates is not the calculation agent, promptly upon such determination, the calculation agent will notify us of the interest rate for the relevant Reset Period. We shall then promptly notify the Trustee and paying agent in writing of such interest rate. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be final and binding in the absence of manifest error. Neither the Trustee nor the paying agent shall have any responsibility or liability for determining any applicable interest rate or for verifying the calculations by any calculation agent. Such determination of any interest rate and calculation of the amount of interest will be on file at our principal offices and will be made available to any holder of the Notes upon request.
“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15.
If the Five-year U.S. Treasury Rate cannot be determined pursuant to the method described above, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-year U.S. Treasury Rate, will determine the Five-year U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
“H.15” means the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication as determined by the calculation agent in its sole discretion) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading).
“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.
“Reset Date” means the First Reset Date and each date thereafter falling on the fifth anniversary of the preceding Reset Date.
“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.
“Reset Period” means the period from, and including, a Reset Date to, but excluding, the next Reset Date or the maturity date of the Notes, as the case may be. For the avoidance of doubt, the first Reset Period shall be the period from, and including, the First Reset Date to, but excluding, the next Reset Date.
Option to Defer Interest Payments
So long as no Event of Default with respect to the Notes has occurred and is continuing, we may, in our sole discretion, defer interest payments on the Notes for one or more Optional Deferral Periods of up to five consecutive years each. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption in full of the Notes. To the extent permitted by applicable law, during an Optional Deferral Period, interest will continue to accrue at the then-applicable interest rate on the Notes, and deferred interest payments will accrue additional interest at the then-applicable interest rate on the Notes, compounded semi-annually as of each interest payment date. No interest otherwise due during an Optional Deferral Period will be due and payable on the Notes until the end of such Optional Deferral Period except with respect to redeemed Notes upon a redemption of such Notes during such Optional Deferral Period. As used in this prospectus supplement, “Optional Deferral Period” refers to the period commencing on an interest payment date with respect to which we elect or are deemed to elect to defer interest on the Notes and ending on the earliest of (i) the fifth anniversary of that interest payment date, (ii) the next interest payment date on which we have paid all accrued and unpaid deferred interest, including compounded interest, on the Notes and (iii) the maturity date of the Notes, the earlier accelerated maturity date of the Notes or the date of other redemption in full of the Notes.
At the end of an Optional Deferral Period, we must pay all accrued and unpaid deferred interest (including compounded interest, if any). The payment of such accrued and unpaid deferred interest (including compounded interest, if any) will be made on the last day of such Optional Deferral Period, to holders of record at the close of business on the immediately preceding record date for the interest payment date at the end of such Optional Deferral Period or, if an Optional Deferral Period ends on the maturity date, the date of any earlier accelerated maturity of the Notes or a redemption date, to the person to whom the principal will be payable. At least two business days prior to the conclusion of an Optional Deferral Period, we will provide written notice to the Trustee that such Optional Deferral Period will be concluding and the amount of accrued and unpaid deferred interest (including compounded interest, if any) we will pay on the last day of such Optional Deferral Period; provided that, for the avoidance of doubt, the failure to provide such notice will not result in an extension of the Optional Deferral Period and will not constitute an Event of Default. If, at the end of any Optional Deferral Period, we have paid all deferred interest due on the Notes, including compounded interest, we can again defer interest payments on the Notes as described above.
We will provide to the Trustee and the holders of the Notes written notice of our election to commence or continue any Optional Deferral Period at least one and not more than 60 business days prior to the applicable interest payment date (subject to the applicable procedures of DTC); provided that, for the avoidance of doubt, the failure to provide such notice will not constitute an Event of Default. In addition, whether or not such notice is given, our failure to pay interest on the Notes on any interest payment date will itself constitute the commencement of an Optional Deferral Period unless we deposit with the paying agent, in trust for the benefit of holders of the Notes, such interest in full (including interest on such interest from and including the applicable interest payment date to but excluding the date interest is actually paid) within five business days after such interest payment date. If we determine to pay such interest within such five business day period, we will provide written notice to the Trustee at least one business day prior to the date on which we deposit the funds, including the amount we will deposit; provided that, for the avoidance of doubt, the failure to provide such notice will not result in the commencement of an Optional Deferral Period and will not constitute an Event of Default.
Payment Restrictions During an Optional Deferral Period
So long as any Notes remain outstanding, after the commencement of an Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes, we will not, and will not permit any of our subsidiaries to:
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declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than:

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purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, agents, directors or consultants or under any dividend reinvestment plan or shareholder purchase plan;

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purchases, redemptions or other acquisitions of our capital stock pursuant to a contractually binding requirement entered into prior to the beginning of the related Optional Deferral Period, including under a contractually binding stock repurchase plan;

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as a result of any reclassification of any class or series of our capital stock, or the exchange, redemption or conversion of any class or series of our capital stock for any class or series of our capital stock;

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the purchase of or payment of cash in lieu of fractional interests in our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

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the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction by us or any of our subsidiaries;

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dividends or distributions payable solely in our capital stock, or options, warrants or rights to subscribe for or acquire capital stock, or repurchases or redemptions of capital stock made solely from the issuance or exchange of such capital stock or stock that ranks equally with or junior to such capital stock; or

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the declaration of rights in accordance with any stockholder rights plan, the issuance or distribution of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto; or

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make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equal in right of payment with the Notes (“parity securities”) or indebtedness ranking junior in right of payment to the Notes other than:

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any exchange, redemption or conversion of our indebtedness for any class or series of our capital stock; or

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(i) any payment on parity securities necessary to avoid a breach of the instrument governing such parity securities or (ii) any payment, repurchase or redemption in respect of parity securities made ratably and in proportion to the respective amount of (A) accrued and unpaid amounts on such parity securities, on the one hand, and (B) accrued and unpaid amounts on the Notes, on the other hand.

For the avoidance of doubt, notwithstanding the foregoing, neither the Indenture nor the Notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.
Defeasance
The Notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the Indenture. See “Description of The Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.
Optional Redemption of the Notes
We may redeem the Notes at our option:
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in whole at any time or in part from time to time:

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during the three-month period prior to, and including, the First Reset Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed; and

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after the First Reset Date, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed;

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in whole, but not in part, at any time within 90 days after the occurrence of a Tax Event, a Rating Agency Event or a Regulatory Capital Event, at a redemption price equal to (i) in the case of a Tax Event or a Regulatory Capital Event, 100% of their principal amount or (ii) in the case of a Rating Agency Event, 102% of their principal amount;

plus, in each case, any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

If we do not redeem the Notes in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by us or any of our affiliates, must remain outstanding after giving effect to such redemption. We may not redeem the Notes in part unless all accrued and unpaid interest thereon, including deferred interest (and compounded interest, if any), has been paid in full on all outstanding Notes for all interest payment dates occurring on or before the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:
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The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based on the yield or yields for the most recent day that appear after such time on such day in H.15. In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Reference Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Reference Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

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If on the third business day preceding the redemption date H.15 is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Reference Date, as applicable. If there is no United States Treasury security maturing on the Reference Date but there are two or more United States Treasury securities with a maturity date equally distant from the Reference Date, one with a maturity date preceding the Reference Date and one with a maturity date following the Reference Date, we shall select the United States Treasury security with a maturity date preceding the Reference Date. If there are two or more United States Treasury securities maturing on the Reference Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for determining or verifying any redemption price.
“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in:
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the shortening of the length of time the Notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Notes; or

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the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Notes.

“Regulatory Capital Event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the Notes would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
“Tax Event” means the receipt by us of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:
•
amendment to or change in (including any promulgation, enactment, execution or modification of) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the initial issuance of the Notes affecting taxation;

•
official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the initial issuance of the Notes; or

•
threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge is asserted or becomes publicly known on or after the initial issuance of the Notes, there is more than an insubstantial increase in the risk that interest payable or accruable by us on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
If less than all of the Notes are to be redeemed, for so long as the Notes are represented by global notes, the Notes to be redeemed will be selected by the policies and procedures of the depositary, and otherwise the Trustee will select the Notes to be redeemed by lot unless otherwise required by law and, in respect of global notes, subject to the applicable procedures of the depositary. The depositary or the Trustee, as applicable, may select for redemption portions of the principal of the Notes that have denominations larger than the minimum principal denomination of the Notes. The Notes and portions of them it selects will be in amounts equal to the minimum principal denomination for each Note and integral multiples thereof. If less than all of the Notes are to be redeemed, the notice of redemption will state the portion of the principal amount of the Note to be redeemed in part. With respect to Notes not represented by global notes, upon surrender of any such Note that is redeemed in part, the Issuer will issue and the Trustee will authenticate for the holder a new Note of the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.
Notice of any redemption of the Notes may, at our discretion, be subject to satisfaction of one or more conditions precedent, including completion or occurrence of any related transaction or event and, in such case, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was provided) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date (or by the redemption date so delayed), or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Events of Default
An “Event of Default” with respect to the Notes will occur only upon certain events relating to our bankruptcy, insolvency or reorganization involving us.
The Indenture also will refer to breaches that are not “Events of Default” as “defaults” with respect to the Notes, which will include:
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default in any payment of interest, including compounded interest, in full on any Note for a period of 30 days after the conclusion of a five-year period following the commencement of any Optional Deferral Period if such Optional Deferral Period has not ended prior to the conclusion of such five-year period;

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default in the payment of the principal or premium, if any, on any Note when due at its stated maturity, upon optional redemption, upon declaration or otherwise; or

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default in the observance or performance of any covenant or agreement contained in the Indenture or the Notes.

In the case of any default, any holder of Notes or the Trustee may seek to enforce our obligations under the Indenture, including through legal process. However, there will be no right of acceleration, except upon the occurrence of an Event of Default as described above.
For the avoidance of doubt, notwithstanding the foregoing, if we do give or are deemed to give a timely written notice of our election to commence or continue an Optional Deferral Period on any interest payment date (and, if such notice continues an Optional Deferral Period, such Optional Deferral Period has not continued for five years), then no default arises under the Indenture from our non-payment of interest on such interest payment date.
The Indenture will provide that the Trustee shall within 90 days after it shall have received written notice of the occurrence of a default or Event of Default with respect to the Notes, give the holders of the Notes notice of such default or Event of Default; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, the Notes or in the payment of any redemption obligation, the Trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of the Notes.
If an Event of Default under the Indenture occurs and is continuing, then the principal amount of the Notes, and any accrued interest thereon, will automatically become and be due and payable immediately, without any declaration or other act by the Trustee or any holder of the Notes. There is no right of acceleration in the case of any payment default or other breaches of covenants under the Indenture or the Notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the Notes, including any compound interest (and, in the case of payment of interest, such failure to pay shall have continued for 30 days after such interest becomes due and payable), the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of the Notes, the whole amount then due and payable on such Notes for principal and interest. If the Company fails to pay such amounts forthwith upon such demand, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid.
The holders of a majority in aggregate principal amount of the outstanding Notes may waive any past default, except:
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a default in the payment of the principal of or interest on the Notes; or

•
a default with respect to a covenant or provision of the Indenture that itself may not be modified or amended without the consent of the holder of each outstanding Note.

The holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, subject to the provisions of the Indenture.

We are required to file annually with the Trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the Indenture.
The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of any holders of the Notes pursuant to the Indenture in connection with any “default,” unless such remedies are available under the Indenture and the Trustee is directed to exercise such remedies by the holders of a majority in aggregate principal amount of the outstanding Notes pursuant to and subject to the conditions of the Indenture (including the Trustee’s right to receive from such holders indemnity satisfactory to the Trustee). In connection with any such exercise of remedies the Trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such “default” were an “Event of Default.”
Agreement to Certain Tax Treatment
The Issuer will agree, and, by acceptance of a Note or a beneficial interest in a Note, each holder of a Note and any person acquiring a beneficial interest in a Note will be deemed to have agreed, in each case, that such person intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all U.S. federal, state and local income tax purposes.
Book-Entry System
The Notes will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered certificates will be issued as global notes in the aggregate principal amount of the Notes. Such global notes will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
So long as DTC, or its nominee, is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the Indenture. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global note will not be entitled to have the Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.
Owners of beneficial interests in a global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).
As long as the Notes are represented by the global notes, we will pay principal of and premium, if any, and interest on those Notes to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. None of we, the paying agent or the Trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:
DTC
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

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transfers of securities and cash within Euroclear;

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withdrawal of securities and cash from Euroclear; and

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receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.
Settlement
Investors in the Notes will be required to make their initial payment for the Notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that the Issuer believes to be reliable (including DTC, Clearstream and Euroclear), but the Issuer takes no responsibility for the accuracy thereof.
None of the Issuer, the Trustee, the paying agent, or the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee, or any participant with respect to any ownership interest in the Notes or payments to, or the providing of notice to, participants or beneficial owners.

For other terms of the Notes, including limitations on consolidation, merger or sale, and provisions regarding amendments or supplements to the Indenture, see “Description of the Debt Securities” in the accompanying prospectus.
Notices
Notices to holders of the Notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.
Prescription Period
Any money that we deposit with the Trustee or any paying agent in trust for the payment of principal of, premium, if any, or any interest on any Note that remains unclaimed for two years after the date upon which such principal, premium, if any, or interest are due and payable will be repaid to us. After that time, the holder of the Note will, as an unsecured general creditor and not as the holder of an outstanding Note, look only to us for payment of the amount so due and payable and remaining unpaid.
Governing Law
The Indenture and the Notes will be governed by and interpreted in accordance with the laws of the State of New York.
Calculation Agent
The “calculation agent” means, at any time, the person or entity appointed by us and then-serving as such agent with respect to the Notes at such time, which may be us or a person or entity affiliated with us. See “Risk Factors — Risks Related to the Notes — We or one of our affiliates could serve as the calculation agent, which could result in a conflict of interest.” Unless we have validly redeemed all outstanding Notes on or before the First Reset Date, we will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. We may terminate any such appointment as long as we appoint a successor agent at the time of termination.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain U.S. federal income tax consequences applicable to the acquisition, ownership and disposition of the Notes issued in this offering but does not purport to be a complete analysis of all potential U.S. federal income tax consequences. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings and judicial decisions, each as in effect or in existence as of the date of this prospectus supplement. All of these are subject to change or different interpretations, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those summarized below. No ruling has been requested from the IRS regarding the considerations discussed in this summary, and there is no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations discussed below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in the Notes in light of their specific circumstances or to investors that may be subject to special rules under U.S. federal income tax law, including:
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broker-dealers in stocks, securities or currencies;

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securities traders that use a mark-to-market method of accounting for their securities;

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banks and other financial institutions;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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controlled foreign corporations;

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passive foreign investment companies;

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tax-exempt entities;

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persons holding Notes as part of a synthetic security, a straddle or a hedging, integrated, conversion or constructive sale transaction or other integrated investment;

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U.S. expatriates, former U.S. citizens or former long-term residents of the United States;

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IRAs or other tax-deferred accounts;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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entities and arrangements classified as partnerships or other pass-through entities for U.S. federal tax purposes, or investors in such entities;

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U.S. Holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

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persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement; or

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holders subject to alternative minimum tax.

This summary also does not discuss alternative minimum tax consequences or the tax consequences arising under any state, local or non-U.S. law, or any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences or the Medicare tax on certain net investment income).
This discussion applies only to holders who purchase the Notes for cash pursuant to this offering on original issuance at their issue price, which will equal the first price at which a substantial amount of such Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Moreover, this discussion applies only to holders who purchase and hold Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

For purposes of this summary, “U.S. Holder” means the beneficial owner of a Note that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this summary, the term “Non-U.S. Holder” means any beneficial owner (other than a partnership or other pass-through entity) of a Note that is not a U.S. Holder.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership, you should consult your own tax advisor as to the tax consequences of the partnership’s purchase, ownership and disposition of the Notes.
THE FOLLOWING DISCUSSION IS INTENDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER U.S. FEDERAL TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS AND THE MEDICARE TAX ON INVESTMENT INCOME.
Taxation of U.S. Holders
Classification of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. In the absence of authority directly addressing the proper treatment of instruments such as the Notes, based on the facts and the terms of the Notes, we intend to treat the Notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment is respected. However, no rulings have been or will be sought from the IRS with respect to the classification of the Notes as indebtedness or the U.S. federal income tax consequences of the acquisition, ownership or disposition of the Notes. Accordingly, we cannot assure holders that the IRS will not challenge the classification of the Notes as indebtedness for U.S. federal income tax purposes or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes could be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of Non-U.S. Holders, interest payments treated as dividends would generally be subject to withholding tax at a rate of 30% unless the withholding tax rate is reduced or eliminated by an applicable treaty. We agree, and by acquiring an interest in a Note, each holder of a Note agrees, to treat the Notes as indebtedness for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors regarding the tax consequences that would apply if the Notes are not treated as indebtedness for U.S. federal income tax purposes. Prospective investors are urged to consult their tax advisors regarding the tax consequences that will be applicable to them if the Notes are not treated as indebtedness for U.S. federal income tax purposes.
Interest and Original Issue Discount
Subject to the discussion immediately below, stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or received by the U.S. Holder, in accordance with the

U.S. Holder’s method of accounting for U.S. federal income tax purposes. Certain terms or features of a debt instrument, however, can cause it to be issued with a so-called “original issue discount” (“OID”), which could affect the timing and the amount of the interest income recognition.
We intend for the Notes to be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Applicable Treasury Regulations set forth rules to determine whether a variable rate debt instrument is treated as issued with original issue discount for U.S. federal income tax purposes. Based on the application of these Treasury Regulations and the expected pricing terms of the Notes, we do not expect the pricing of the Notes to result in the Notes as being treated as issued with OID. If the Notes were not treated as variable rate debt instruments, then the Notes would be treated as “contingent payment debt instruments,” in which case U.S. Holders could be required to accrue interest income on the Notes in excess of stated interest and would be required to treat as ordinary income, rather than as capital gain, any income realized on a taxable disposition of the Notes.
We have the option under certain circumstances to defer payments of stated interest on the Notes. Under the Treasury Regulations relating to OID, a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. Although the matter is not free from doubt, we believe the likelihood of our exercising the option to defer payment of stated interest on the Notes is remote within the meaning of the Treasury Regulations.
Similarly, if certain circumstances occur (see “Optional Redemption”), we may be obligated to pay amounts in excess of stated principal on the Notes. If there is only a remote likelihood that such payments will be made, such excess payments will not affect the amount of interest income that a U.S. Holder recognizes. Although the matter is not free from doubt, we believe the likelihood that we will make any such payments is remote within the meaning of the Treasury Regulations.
If the option to defer any payment of interest was determined not to be remote, or if the Issuer exercised such option, then under applicable U.S. Treasury Regulations the Notes would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the notes would thereafter be treated as OID, which would accrue and be included in a U.S. Holder’s taxable income on an economic accrual basis without regard to the timing of the receipt of cash and regardless of such U.S. Holder’s method of tax accounting. Actual payments of stated interest would not be reported as taxable income. Consequently, a U.S. Holder would be required to include in gross income OID even if the Issuer does not make any actual cash payments during an Optional Deferral Period.
The meaning of the term “remote” in the Treasury Regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. Our determination that the contingencies described above are remote is binding on a U.S. Holder unless such U.S. Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of a Note
A U.S. Holder generally will recognize gain or loss upon a sale, exchange, retirement, redemption or other taxable disposition of a Note, equal to the difference, if any, between:
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the amount of cash and the fair market value of any property received (less any amount allocable to the accrued but unpaid stated interest, which amount will be taxable as ordinary interest income to the extent not previously so taxed, as discussed above, regardless of whether the U.S. Holder otherwise realizes a gain on the transaction); and

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the U.S. Holder’s adjusted tax basis in the Note.

Assuming that the Issuer does not exercise its option to defer payments of interest on the Notes and that the Notes are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the Notes will generally be its initial purchase price. If the Notes are deemed to be issued or reissued with OID, a U.S. Holder’s adjusted tax basis in the Notes will generally be its initial purchase price, increased by OID previously includible in such U.S. Holder’s gross income up to the date of disposition and decreased by payments of stated interest and any other payments received on the Notes since and including the date that the Notes were deemed to be issued with OID.
Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Note has been held for more than one year by the U.S. Holder at the time of the disposition. Under current law, long-term capital gains of non-corporate U.S. Holders, including individuals, may be taxed at preferential rates. The ability of a U.S. Holder to deduct capital losses is subject to limitations.
Should the Issuer exercise its option to defer payments of interest on the Notes, the Notes may trade at a price that does not fully reflect the accrued but unpaid interest relating to the Notes. In the event of such a deferral, a U.S. Holder who disposes of its Notes between the record date of the last accrual and the record date for the next accrual will be required to include in income as ordinary income accrued but unpaid interest on the Notes up to the date of disposition and to add such amount to its adjusted tax basis of the Notes. To the extent the selling price is less than the U.S. Holder’s adjusted tax basis, such U.S. Holder will recognize a capital loss. The ability of a U.S. Holder to deduct capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply with respect to payments of stated interest and the proceeds from a sale or other taxable disposition (including a retirement or redemption) of the Notes, unless a U.S. Holder is an exempt recipient. In addition, backup withholding may apply to such payments and proceeds if a U.S. Holder fails to properly establish that it is not subject to backup withholding (generally, by providing an IRS Form W-9 certifying that the U.S. Holder is not subject to backup withholding).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. federal income tax liability, and any excess of the amount of any backup withholding over the U.S. Holder’s U.S. federal income tax liability may be refunded if the required information is timely provided to the IRS. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.
Taxation of Non-U.S. Holders
The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and non-U.S. income tax laws, as well as treaties, with regard to an investment in the Notes, including any reporting requirements.
Interest
Subject to the discussion below regarding backup withholding and FATCA (as defined below), no U.S. federal income or withholding tax generally will be imposed with respect to the payment of interest on the Notes that qualifies under the portfolio interest exemption. Interest on a Note owned by a Non-U.S. Holder will qualify as portfolio interest if (1) such interest is not effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder (or, if a tax treaty applies, such interest is not attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder), (2) such Non-U.S. Holder does not actually or constructively own stock possessing 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and applicable U.S. Treasury regulations, (3) such Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership, (4) such Non-U.S. Holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code, and (5) the applicable certification requirements (including a certification that such Non-U.S. Holder is not a U.S. person) are satisfied (generally by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form or other applicable form)).
If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax unless, under current procedures, the Non-U.S. Holder delivers (i) a properly completed IRS Form W-8ECI (or successor form) stating that interest paid on its Notes is not subject to withholding tax because it is effectively connected to its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, which is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) (in which case such interest will be subject to tax as discussed below) or (ii) a properly completed IRS Form W-8BEN or W-8BEN-E (or successor form), together with any necessary supporting documentation, demonstrating an exemption from or reduction in withholding tax under an applicable income tax treaty.
Interest that is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (or, if required by an applicable tax treaty is attributable to a permanent establishment or fixed base maintained within the U.S. by the Non-U.S. Holder) generally will not be subject to withholding tax, but will be taxable on a net income basis at regular U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. Holder (unless an applicable income tax treaty provides otherwise). Moreover, a Non-U.S. Holder that is a corporation may be subject to an additional 30% branch profits tax (or a lower applicable treaty rate) on such Non-U.S. Holder’s effectively connected earnings and profits, subject to adjustments.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of a Note
Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, retirement, redemption or other disposition of a Note (except to the extent proceeds are attributable to accrued but unpaid stated interest, in which case the above rules regarding interest would apply), unless (1) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained within the U.S. by the Non-U.S. Holder), in which case the Non-U.S. Holder generally will be taxed in the same manner discussed above with respect to effectively connected interest income (and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax); or (2) in the case of a Non-U.S. Holder that is an individual, the holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on gain derived from a taxable disposition of the Note, which may be offset by certain capital losses allocable to U.S. sources (except as otherwise provided by an applicable income tax treaty).
Information Reporting and Backup Withholding
Generally, we must report to the IRS and to a Non-U.S. Holder the amount of interest paid to the Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides.
In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest on the Notes if the Non-U.S. Holder has properly demonstrated that such holder is a Non-U.S. Holder (generally by providing a properly completed applicable IRS Form W-8) and neither we nor the applicable withholding agent has actual knowledge or reason to know that the holder is not an exempt recipient.
Information reporting and, depending on the circumstances, backup withholding, will generally apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the Notes within the United States or conducted through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder properly certifies to the payor under penalties of perjury that such holder is not a U.S. person or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, and any excess of the amount of any backup withholding over the Non-U.S. Holder’s U.S. federal income tax liability may be refunded if the required information is timely provided to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.
FATCA
Pursuant to Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), U.S. Treasury regulations thereunder, and administrative guidance, a 30% U.S. federal withholding tax will apply to payments of interest on the Notes paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary) unless such institution enters into an agreement with the U.S. government to collect and report to the U.S. government, on an annual basis, information with respect to its U.S. accountholders and meets certain other specified requirements (or, in certain circumstances, complies with similar reporting requirements of the non-U.S. government in the jurisdiction in which it is organized or located under an intergovernmental agreement between such non-U.S. government and the U.S. government) or (ii) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. FATCA generally will apply to all such payments without regard to whether the beneficial owner of the payment is a U.S. person or would otherwise be entitled to an exemption from imposition of the U.S. federal withholding tax discussed above under “Taxation of Non-U.S. Holders” pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Prospective investors should consult their tax advisors regarding the possible implications of FATCA and whether it may be relevant to such investor’s acquisition, ownership and disposition of the Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase, holding, and disposition of the Notes by (i) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any plan (as defined in Section 4975(e)(1) of the Code), to which Section 4975 of the Code applies, or (iii) any entity the underlying assets of which are considered to include “plan assets” of any plans described in subsections (i) or (ii) (as determined pursuant to U.S. Department of Labor regulations at 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA) (collectively, the plans and entities described in subsections (i) through (iii) above are referred to herein as “Plans”). Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or other employee benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Code (“Other Plan Investors”) may not be subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to similar restrictions under Similar Laws.
General Fiduciary Matters
ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.
Section 404(a)(1) of ERISA sets forth a general standard of behavior and restrictions for fiduciaries of Plans subject to Title I of ERISA. It requires that a fiduciary discharge its duties with respect to such a Plan (i) solely in the interest of the participants and beneficiaries of such Plan, (ii) for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan, (iii) in accordance with a prudent-man rule (that is “with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims”), (iv) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and (v) in accordance with the documents governing the Plan insofar as they are consistent with ERISA.
In considering an investment in the Notes with the assets of any such Plan, a fiduciary should give appropriate consideration to, among other things, whether the acquisition and holding of the Notes is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, Section 4975 of the Code or any Similar Laws relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and Section 4975 of the Code, the role that the investment plays in the Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, and the projected return of the total portfolio relative to the Plan’s funding objectives. Similar duties and restrictions may apply to fiduciaries of Other Plan Investors. Fiduciaries of Other Plan Investors subject to Similar Laws should consider their fiduciary duties under such Similar Laws in determining whether to invest in the Notes offered hereby.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving assets of a Plan with persons or entities who are “parties in interest” within the meaning of Section 3(14) of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code, unless a statutory or administrative exemption is applicable to the transaction. “Parties in interest” or “disqualified persons” could include, without limitation, us, the underwriters, the agents or any of their respective affiliates. “Prohibited transactions” may include, without limitation, (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property (such as the Notes) between a Plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any plan assets. The acquisition and/or holding of the Notes by a Plan with respect to which we, any of our affiliates, the trustee or any of its respective affiliates or any underwriter is or becomes considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the Notes are acquired and are held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Relevant class exemptions may include, without limitation, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company pooled separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving life insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Plan and a person that is a party in interest or disqualified person; provided that such person is a party in interest or disqualified person solely by reason of providing services to the Plan or a relationship to such a service provider, and neither such person nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction; provided further that the Plan pays no more than and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied, and prospective acquirers of the Notes should consult with their legal advisors regarding the applicability of any such exemptions. Furthermore, note that these exemptions may be subject to change from time to time, including, for example, PTCE 84-14, with respect to which the U.S. Department of Labor has recently published a final amendment.
A party in interest or disqualified person who engages in a non-exempt prohibited transaction (including, without limitation, the lending of money or the extension of credit by the Plan) may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. For example, a Plan holding a Note would be viewed by the U.S. Department of Labor as a continuing extension of credit by the Plan to the Company. In addition, a fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, including an obligation to correct the transaction. Each original or subsequent purchaser or transferee of a Note that is or may become a Plan is responsible for determining the extent, if any, to which the purchase and holding of a Note will constitute a prohibited transaction under ERISA or Section 4975 of the Code.
Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan unless such purchase, holding and, if applicable, disposition will not constitute a non-exempt prohibited transaction under ERISA or the Code or a violation of any applicable Similar Laws.
Representation
The foregoing discussion is general in nature and is not intended to be all-inclusive. Further, no assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the conclusions set forth in this discussion. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that Plan fiduciaries, or other persons considering acquiring the Notes (and holding the Notes) on behalf of, or with the assets of, any Plan, consult with their counsel, prior to any such acquisition, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the Notes.
Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, a Plan. Purchasers of the Notes have the exclusive responsibility for ensuring that their acquisition, holding, and disposition of the Notes complies with their fiduciary duties set forth in ERISA, the Code and any applicable Similar Laws and does not violate the prohibited transaction rules of ERISA or the Code or provisions under any applicable Similar Laws. No representation is made that the sale of any Notes to a Plan meets the fiduciary requirements for investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally. Neither we nor any of the parties described in this prospectus supplement, or their affiliates, are providing investment advice to any Plan, through this prospectus supplement or otherwise, in connection with the sale of the Notes.
Each person acquiring a Note will be deemed to have represented and agreed that either (i) it is not a Plan or an Other Plan Investor and no assets of a Plan or an Other Plan Investor have been used to acquire the Notes or (ii) (A) its acquisition, holding and disposition of the Notes or interests in the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of an Other Plan Investor, a violation of any Similar Laws), (B) none of the Issuer, the underwriters or any of their respective affiliates have undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity in connection with the Notes and the transactions contemplated with respect to the Notes and (C) the decision to purchase the Notes has been made by a duly authorized fiduciary who is independent of the issuer, the underwriters and their respective affiliates.

UNDERWRITING
Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and TD Securities (USA) LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, among the Issuer and the representatives of the underwriters, each underwriter named below has severally, and not jointly, agreed to purchase, and the Issuer has agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name.
Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$
HSBC Securities (USA) Inc.
TD Securities (USA) LLC
Total	$
The underwriting agreement provides that the underwriters are obligated to purchase all the Notes, if any are purchased.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and customary legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.
The following table shows the per note and total underwriting discount to be paid to the underwriters by us in connection with this offering:
Per Note		%
Total	$
The Notes sold by the underwriters to the public will initially be offered at the public offering price listed on the cover page of this prospectus supplement. Any Notes sold by the underwriters to dealers may be sold at such price less a concession not in excess of    % of the principal amount of the Notes. The underwriters may allow, and dealers may re-allow, a concession not in excess of    % of the principal amount of the Notes, to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
We estimate that the total expenses of this offering, including legal and accounting expenses, but excluding registration and filing fees and the underwriting discounts, will be approximately $      .
We have also agreed to indemnify and hold harmless the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
During the period from the date hereof through and including the closing date of this offering, the Issuer has agreed not to, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuer or any securities of the Issuer exchangeable for or convertible into debt securities of the Issuer, in each case, having a tenor of more than one year. For the avoidance of doubt, nothing contained in this paragraph shall prohibit or in any way restrict, or be deemed to prohibit or in any way restrict, the issuance of funding agreement-backed notes of any subsidiary of the Issuer, including such notes issued by a special purpose trust.
New Issue of Notes
The Notes is a new issue of securities with no established trading market. We do not intend to apply for the Notes to be listed on any national securities exchange or to arrange for their quotation on any automated dealer quotation system. We cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making activities with respect to the Notes at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the Notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, stabilizing transactions and covering transactions. Over-allotment involves sales in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a short position for the underwriters. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. These transactions may be effected in the over-the-counter market or otherwise.
These activities may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, there is no obligation on the part of the underwriters to engage in such transactions and neither the underwriters nor we make any representation that any underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Initial Settlement
We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the      business day following the date of the pricing of the Notes (this settlement cycle being referred to as “T+   ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes should consult their own advisors.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, lending, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
One or more of the underwriters or their affiliates may be holders of our depositary shares representing an interest in our Series B Preferred Stock and, in such case, would receive a portion of the net proceeds from this offering. This prospectus supplement does not constitute a notice of redemption with respect to our Series B Preferred Stock or the related depositary shares.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (a) a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion)

Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated association etc.”) of the Financial Promotion Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offer of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act. Accordingly, if you receive this document in Australia:
(a)
you confirm and warrant that you are either:

(i)
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)
a person associated with the company under section 708(12) of the Corporations Act; or

(iv)
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)
you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong
The Notes may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289, of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except:

(i)
to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04‑N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA or article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The Notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
Notice to Prospective Investors in United Arab Emirates
The Notes have not been, are not being and will not be, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not and will not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. The underwriters have been represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and may continue to provide, legal services to American National Group Inc. and its affiliates.
EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of the Company incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, current reports and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.americannational.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at sec.gov. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for, in each case, information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed until the termination of the offering of securities described in this prospectus supplement.
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025;

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 and for the quarter ended June 30, 2025, as filed with the SEC on May 15, 2025 and August 13, 2025, respectively;

•
The section captioned “Part II — Item 8. Consolidated Financial Statements and Supplementary Data” included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024;

•
The section captioned “Part I — Item 1: Financial Statements” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 10, 2024;

•
Our Current Reports on Form 8-K, as filed with the SEC on January 6, 2025, January 8, 2025, January 10, 2025, January 24, 2025, January 27, 2025, February 24, 2025, March 14, 2025, April 29, 2025, June 12, 2025, June 23, 2025, June 25, 2025, June 27, 2025, July 25, 2025, August 18, 2025;

•
Exhibit 99.4 of our Current Report on Form 8-K/A filed with the SEC on July 23, 2024 and Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on August 23, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Steven Schwartz
American National Group Inc.
One Moody Plaza
Galveston, Texas 77550
(888) 221-1234

Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at www.americannational.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus supplement, unless such information is specifically incorporated by reference in this prospectus supplement as set forth in “Incorporation of Certain Documents by Reference.”

Up to $3,500,000,000
PROSPECTUS
American National Group Inc.
Debt Securities
Preferred Stock
Depositary Shares
American National Group Inc. may offer and sell our non-convertible debt securities consisting of senior or subordinated notes in one or more series, preferred stock in one or more series and/or depositary shares representing an interest in one or more series of our preferred stock, in each case, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes the general manner in which these securities may be offered using this prospectus. Each time we sell these securities, the specific terms will be determined at the time of the offering and will be included in a supplement to this prospectus. We may sell these securities independently or together in any combination directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
When we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the specific offering of securities, including the offering price of the securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the specific offering of securities. You should read both this prospectus and the prospectus supplement relating to the specific offering of securities, together with additional information incorporated by reference, before you make your investment decision.
Our outstanding depositary shares for our 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “ANGpA” and our outstanding depositary shares for our 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, par value $1.00 per share (the “Series B Preferred Stock”) are listed on the NYSE under the symbol “ANGpB”.
Investing in our securities involves risks. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated August 30, 2024

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses relating to the specific issue prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus are an offer to sell the applicable securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS
When we use the terms “we”, “us”, “our”, and the “Company” we mean American National Group Inc., a Delaware corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell different types of securities described in this prospectus in one or more offerings up to a total dollar amount of $3,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you by us or on our behalf, which may contain material information relating to one or more offerings. The prospectus supplement and any such free writing prospectus may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement or an applicable free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. You should read this prospectus, any prospectus supplement and any applicable free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”
This prospectus and the documents incorporated by reference herein contain, and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference therein may contain, summaries of certain agreements and other instruments. Reference is made to the actual agreements and other instruments for complete information, and all of the summaries are qualified in their entirety by the actual agreements and other instruments. Copies of such agreements and other instruments have been or will be filed as exhibits to the registration statement of which this prospectus form a part or incorporated by reference into this prospectus, the applicable prospectus supplement or any applicable free writing prospectus, and you may obtain copies of those agreements and other instruments as described under “Where You Can Find More Information.”
Moreover, such agreements and other instruments are intended to provide you with information regarding the terms of such agreements and other instruments and not to provide any other factual or disclosure information about the Company or the other parties to such agreements and other instruments. Such agreements and other instruments may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:
•
should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such agreements and other instruments if those statements prove to be inaccurate;

•
may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement or instrument, which disclosures are not necessarily reflected in the agreement or instrument;

•
may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or instrument or such other date or dates as may be specified in the agreement or instrument and are subject to more recent developments.

RISK FACTORS
Investing in our securities involves a high degree of risk. See the disclosure under “Item 1A. Risk Factors” and similar headings in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q or subsequent filings with the SEC and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.
FORWARD-LOOKING STATEMENTS
All statements, trend analysis and other information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments. They use words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things:
•
results differing from assumptions, estimates, and models;

•
interest rate condition changes;

•
investments losses or failures to grow as quickly as expected due to market, credit, liquidity, concentration, default, and other risks;

•
option costs increases;

•
counterparty credit risks;

•
third parties service-provider failures to perform or to comply with legal or regulatory requirements;

•
poor attraction and retention of customers or distributors due to competitors’ greater resources, broader array of products, and higher ratings;

•
information technology and communication systems failures or security breaches;

•
credit or financial strength downgrades;

•
inability to raise additional capital to support our business and sustain our growth on favorable terms;

•
U.S. and global capital market and economic deterioration due to major public health issues, including political or social developments, or otherwise;

•
failure to authorize and pay dividends on our preferred stock;

•
subsidiaries’ inability to pay dividends or make other payments to us;

•
failure at reinsurance, investment management, or third-party capital arrangements;

•
failure to prevent excessive risk-taking;

•
failure of policies and procedures to protect from operational risks;

•
increased litigation, regulatory examinations, and tax audits;

•
changes to laws, regulations, accounting, and benchmarking standards;

•
takeover or combination delays or deterrence by laws, corporate governance documents, or change- in-control agreements;

•
effects of climate change, or responses to it;

•
failure of efforts to meet environmental, social, and governance standards and to enhance sustainability; and

•
the other factors set forth in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or other subsequent filings with the SEC and the “Forward-Looking Statements” and “Risk Factors” sections in the applicable prospectus supplement.

Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement or any applicable free writing prospectus relating to the specific offering, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, possible acquisitions and repayment of debt. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement or any applicable free writing prospectus relating to the specific offering.
DESCRIPTION OF THE DEBT SECURITIES
American National Group Inc. may offer non-convertible debt securities, which may be senior debt securities or subordinated debt securities. Any debt securities issued by American National Group Inc. will be issued under an indenture to be entered into by us and Wilmington Trust, National Association, as trustee (the “trustee”), a form of which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. We will file with the SEC the executed indenture and any amendments or supplements from time to time thereto (the indenture, as amended or supplemented from time to time, the “indenture”). See “Where You Can Find More Information.” This description of the debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture.
The following summarizes some of the general terms and provisions of the debt securities and the form of indenture. Particular terms of any debt securities we may offer will be described in the prospectus supplement relating to such offering. We urge you to read the indenture because it, and not this description or the description in any such prospectus supplement, will define the rights of holders of such debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture (or, in the event the Trust Indenture Act of 1939 is amended after such date and to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended) (the “Trust Indenture Act”).
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
General
We may offer debt securities from time to time in as many distinct series as we may determine. Any senior debt securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. Any subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as may be defined in the applicable prospectus supplement. The indenture will not limit the amount of debt securities that we may issue under it.
One or more series of debt securities may be sold at a discount below or premium above their stated principal amount.
Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange or quotation on any quotation system.
Provisions of Indenture
The indenture will provide that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe certain of the terms and provisions applicable to that series of debt securities, including (if applicable):
•
the price or prices at which the debt securities of the series will be issued;

•
the title and designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

•
if other than U.S. dollars, the foreign currency or foreign currencies in which the debt securities of the series are denominated;

•
the date or dates on which the principal (and premium, if any) of the debt securities of the series is payable or the method of determination thereof;

•
the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of holders to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;

•
the place or places where and the manner in which, the principal (and premium, if any) of and any interest on debt securities of the series shall be payable;

•
the right, if any, of the Company to redeem debt securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

•
the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•
if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•
if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;

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if other than the coin, currency or currencies in which the debt securities of the series are denominated, the coin, currency or currencies in which payment of the principal (and premium, if any) of or interest on the debt securities of the series shall be payable, including composite currencies or currency units;

•
if the principal (and premium, if any) of or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the debt securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal (and premium, if any) of and interest on the debt securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated, the manner in which such amounts shall be determined;

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if the debt securities of the series will be issuable as registered global securities (whether upon original issue or upon exchange of a temporary debt security of such series);

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whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities of the series rather than pay such additional amounts;

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if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt securities of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•
any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

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any deletion from, modification of or addition to the Events of Default (as defined below) or covenants with respect to the debt securities of such series, including, if applicable, covenants affording holders of debt protection with respect to the Company’s operations, financial conditions and transactions involving the Company;

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if the debt securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including securities of another person held by the Company or its affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

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any provisions for remarketing;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, of any guarantee of the payment of principal (and premium, if any) and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•
the subordination, if any, of the debt securities of the series pursuant to the indenture and any corresponding changes to the provisions of the indenture as then in effect; and

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any other terms of the debt securities of the series.

Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being debt securities bearing interest at a fixed rate of interest, debt securities bearing interest at a floating rate of interest or debt securities bearing no interest. If applicable, interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. If applicable, interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.
As used in the indenture, the term “business day” will mean, with respect to debt securities of a series, unless otherwise provided by the board resolutions, officer’s certificate or supplemental indenture for such series, each day that is not a Saturday, Sunday or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such debt security, are authorized or required by any applicable law, regulation or executive order to be closed.
Fixed Rate Debt Securities
If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Registered Global Securities.”
The indenture will provide that a holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of, transfer or exchange of debt securities, but we or the trustee may require payment by the holder of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
Neither we nor the trustee nor any registrar will be required to exchange, issue or register a transfer of any debt security selected for redemption during a period beginning 15 days before the date of mailing of a notice of redemption of the debt security to be redeemed and ending on the date of the mailing of the relevant notice of redemption.
The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.
All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed for two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.
Consolidation, Merger or Sale
The indenture will provide that, so long as any debt securities of a series are outstanding, from and after the issuance of such debt securities, we cannot (x) consolidate or merge with or into any other person or (y) sell, lease or otherwise transfer all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person (other than to the Company or any of its direct or indirect wholly owned subsidiaries), in each case unless:
(a)
(i) the Company is the resulting, surviving or transferee entity, as applicable, or (ii) if the Company is not the resulting, surviving or transferee entity, the resulting, surviving or transferee person is an entity organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia and such person expressly assumes by supplemental indenture all of the Company’s obligations under the debt securities and the indenture;

(b)
immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

(c)
we deliver to the trustee an officer’s certificate and opinion of counsel, each to the effect that the consolidation, merger or transfer and such supplemental indenture comply with the indenture.

The restrictions described in the immediately preceding paragraph will not prohibit (a) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of the Company or any of its direct or indirect wholly owned subsidiaries to the Company or any of its direct or indirect wholly owned subsidiaries or (b) the consolidation or merger of any of the Company’s direct or indirect wholly owned subsidiaries with and into the Company or any of its direct or indirect wholly owned subsidiaries.
Upon our merger or consolidation into any other person or any conveyance, lease or other transfer of all or substantially all of our properties and assets to any other person (other than any of the Company’s direct or indirect wholly owned subsidiaries), in each case in accordance with the provisions described above, the successor person formed by such merger or consolidation or to which such conveyance, lease or other transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor person has been named as the Company therein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the indenture and the debt securities.
Events of Default
The indenture will provide that the term “Event of Default,” when used in the indenture with respect to debt securities of any series, means any of the following events:
(a)
default in any payment of interest on any debt security of such series when it becomes due and payable, continued for 30 days;

(b)
default in the payment of the principal or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(c)
default in the performance of, or breach of, any other covenant or warranty of the Company in the indenture applicable to such series of debt securities and continuance of such default or breach for a period of 90 days (or 180 days in the case of our obligation to furnish certain reports) after there has been given, by registered or certified mail or e-mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(d)
certain events relating to our bankruptcy, insolvency or reorganization;

(e)
there occurs an event of default under the terms of any indenture or other instrument for borrowed money of the Company or any of its subsidiaries, which event of default results in an acceleration of the payment of not less than $350,000,000 of principal amount of indebtedness for borrowed money (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration); provided, however, that prior to any declaration of the acceleration of the debt securities of such series as provided in the indenture, an event of default under this clause (e) will be remedied, cured and waived without further action on the part of either the trustee or any of the holders of the debt securities if the event of default under such other indebtedness for borrowed money is remedied, cured or waived; or

(f)
any other Event of Default provided in the applicable resolution of our Board of Directors or the officer’s certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The indenture will provide that, if an Event of Default described in clause (a) or (b) above has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of each such affected series then outstanding under the indenture (each such series voting as a separate class) may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.
The indenture will provide that, if an Event of Default described in clause (c), (e) or (f) above has occurred and is continuing, then the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of all of the series affected thereby then outstanding under the indenture (treated as one class) may declare the entire principal amount of all of the debt securities of such series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.
The indenture will provide that, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.
The indenture will provide that, if an Event of Default described in clause (d) above occurs and is continuing, then the principal amount of all of the debt securities outstanding under the indenture, and any accrued interest thereon, will automatically become and be due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture will provide that the trustee shall within 90 days after it shall have received written notice of the occurrence of a default or Event of Default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default or Event of Default; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture will impose limitations on suits brought by holders of debt securities of any series against us. The indenture will provide that, except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•
such holder has previously given to the trustee written notice of an Event of Default and continuance of that Event of Default with respect to the debt securities of that series;

•
the holders of at least 30% in aggregate principal amount of the outstanding debt securities of the affected series have requested in writing that the trustee institute proceedings in respect of such Event of Default under the indenture;

•
the requesting holders have offered and, if requested by the trustee, such holder or holders have provided, the trustee security and/or indemnity satisfactory to it against the expenses and liabilities to be incurred in compliance with such request;

•
the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal (and premium, if any) of and interest, if any, on such debt securities on the stated maturity or stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Modification of the Indenture
The indenture will provide that from time to time, upon a written request signed in the name of the Company by an officer and delivered to the trustee, we and the trustee may, without the consent of the applicable holder of the debt securities, amend or supplement the indenture or the debt securities of one or more series for specified purposes, including to:
•
reflect that a successor has succeeded the Company and has assumed the Company’s covenants and obligations under the debt securities of such series and the indenture;

•
add further covenants for the benefit of the holders of the debt securities of such series or surrender any right or power conferred on the Company with respect to such series of the debt securities;

•
add any additional Events of Default with respect to the debt securities of such series;

•
secure the debt securities of such series and pledge property to the trustee as security for the debt securities of such series;

•
add guarantees with respect to the debt securities of such series;

•
evidence the appointment of a trustee other than the trustee initially named in the indenture with respect to any other series of the debt securities in accordance with the provisions of the indenture or evidence the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of trusts under the indenture by more than one trustee;

•
modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments of the Trust Indenture Act;

•
issue and establish the form and terms and conditions of any other series of debt securities as provided in the indenture, establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of holders of any series of debt securities;

•
cure any ambiguity, mistake or inconsistency in the indenture or in the debt securities of such series, or make any other addition, change or elimination to the provisions in the indenture, as long as the interests of the holders of the outstanding debt securities of such series are not adversely affected in any material respect (as determined by The Company);

•
make any addition, change or elimination to the indenture in respect of a series of debt securities to be created under the indenture in the future;

•
provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
conform the text of the indenture, any supplemental indenture or the debt securities of any series to the “Description of Notes” applicable to such series of debt securities;

•
comply with the rules of any applicable depositary;

•
comply with the rules or regulations of any securities exchange or automated quotation system on which such series of debt securities may be listed or traded; or

•
in the case of subordinated debt securities, make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change).

The indenture will also provide that we and the trustee may, with the consent of the holders of at least a majority of the outstanding aggregate principal amount of the debt securities of each series affected thereby, add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or of any supplemental indenture, or modify in any manner the rights of the holders of the debt securities of each such series.
Certain changes cannot be made to the indenture or the debt securities of one or more series without approval of each affected holder of the debt securities of such series, including the following:
•
reducing the principal or any premium or changing the stated maturity of the debt securities of such series;

•
reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of such series;

•
making the principal, premium or interest of the debt securities of such series payable in a currency other than the currency set forth in such series or changing the place of payment;

•
reducing the principal amount of the outstanding debt securities of such series whose holders must consent to supplement the indenture or to waive any of its provisions;

•
modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the stated maturity of the debt securities of such series; or

•
solely in the case of senior debt securities, expressly subordinating the senior debt securities of such series to other indebtedness of ours.

Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by, among other things, irrevocably depositing with the trustee as trust funds in trust, cash, certain government obligations or a combination thereof that will provide an amount in cash sufficient to pay the principal of (and premium, if any) and interest, if any, on and any mandatory sinking fund in respect of all outstanding debt securities of the applicable series on the dates such installments of interest or principal (or premium, if any) are due, to the stated maturity or redemption date, as the case may be; provided that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable

Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating a default or an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•
we irrevocably deposit with the trustee as trust funds in trust, cash, certain government obligations or a combination thereof that will provide an amount in cash sufficient to pay the principal of (and premium, if any) and interest, if any, on and any mandatory sinking fund in respect of all outstanding debt securities of the applicable series on the dates such installments of interest or principal (or premium, if any) are due, to the stated maturity or redemption date, as the case may be; provided that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

•
no default or Event of Default with respect to the debt securities of the applicable series shall have occurred and be continuing on the date of deposit;

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law; and

•
we deliver to the trustee an officer’s certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Registered Global Securities
Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, the Company will initially appoint DTC as depositary for the registered global securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•
by the depositary for such registered global security to its nominee;

•
by a nominee of the depositary to the depositary or another nominee of the depositary; or

•
by the depositary or its nominee to a successor of the depositary or a nominee of such successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•
any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•
will not be entitled to have the debt securities represented by a registered global security registered in their names;

•
will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•
will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities of that series. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
Wilmington Trust, National Association will serve as trustee under the indenture.
The indenture will provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees under the indenture for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of the debt securities of a series will be effected by the trustee with respect to that series at an office designated by that trustee in the United States.
The indenture will contain limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series of debt securities, provided that, the trustee may refuse, without liability, to follow any direction that it determines in its sole discretion conflicts with law or the indenture, or may be unduly prejudicial to the rights of other holders of the debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such holders), or may involve the trustee in personal liability. The indenture will provide that in case an Event of Default has occurred and is continuing and is actually known to a responsible officer of the trustee, the trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered, and if requested by the trustee, such holders shall have provided, to the trustee security and/or indemnity satisfactory to it.

DESCRIPTION OF PREFERRED STOCK
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
The following summary of the terms of our preferred stock does not purport to be complete. You should refer to our Certificate of Incorporation, including any certificates of designation therein relating to the applicable series of preferred stock (our “Certificate of Incorporation”) and our Bylaws (our “Bylaws”), in each case, from time to time in effect. The aforementioned documents are on file with the SEC as exhibits to previous filings (and may be updated from time to time in future filings) and are incorporated by reference in this prospectus. The summary below is also qualified by provisions of applicable law.
General
Our Certificate of Incorporation authorizes as of the date hereof 1,919,500 shares in the aggregate of all classes of stock, which is divided into two classes as follows:
•
10,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

•
1,909,500 shares of preferred stock, comprising of:

•
20,000 shares of Series A Preferred Stock,

•
12,000 shares of Series B Preferred Stock, and

•
1,877,500 shares of Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”; the Series C Preferred Stock, and collectively with Series A Preferred Stock and the Series B Preferred Stock, the “Existing Preferred Stock”).

In the future, including in connection with any offering of preferred stock, we may amend our Certificate of Incorporation to increase the number of shares authorized in any class or series of stock and/or to authorize additional series of preferred stock, as described herein.
As of the date of this prospectus, Brookfield Reinsurance Ltd. (“BNRE”), a Bermuda exempted company limited by shares, owns, indirectly, 100% of our Common Stock and controls all of the voting power to elect members to our board of directors (the “Board”), subject to the rights of the holders of our Preferred Stock to elect members to our Board in certain circumstances, as described below. Our shares of Common Stock are not publicly listed.
Preferred Stock
Our Board is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the New York Stock Exchange (the “NYSE”) or any stock exchange or automated quotation system on which our securities may be listed or traded, (i) increase the number of authorized shares of each series of the Existing Preferred Stock (but not in excess of the total number of all authorized shares of preferred stock of the Company, less all shares of any other series of preferred stock authorized at the time of such increase) or decrease the number of authorized shares of such series of stock (but not below the number of shares of the applicable Existing Preferred Stock then outstanding) and (ii) with respect to each series of Existing Preferred Stock, issue additional shares of such series of stock that shall form a single series with such series of stock which has been authorized, provided that such additional shares of such series are fungible for U.S. federal income tax purposes with the such series which have been authorized.
In addition, in the future, the Board may, without further action by our stockholders, unless such action is required by our Certificate of Incorporation, Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, amend our Certificate of Incorporation to (i) provide for the authorization or issuance of one or more additional series of our preferred stock (the “Additional Preferred Stock” and, together with the Existing Preferred Stock, the “Preferred Stock”) in addition to the Existing Preferred Stock, and (ii) fix the designations, powers (including voting powers), preferences and relative, participating, optional and other special rights of, the qualifications, limitations or restrictions of, and the number of shares of such series. As such, our Board may authorize the issuance of our Preferred Stock with rights that could dilute or have a detrimental effect on the proportion of any voting power held by, or other relative rights of, the holders of Preferred Stock. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the market price of our other Preferred Stock.
Our depositary shares for the Series A Preferred Stock are listed on the NYSE under the symbol “ANGpA” and our depositary shares for the Series B Preferred Stock are listed on the NYSE under the symbol “ANGpB”. Our Series C Preferred Stock are not listed on any exchange. As of July 30, 2024, there were outstanding 16,000 shares of our Series A Preferred Stock, 12,000 shares of our Series B Preferred Stock and zero shares of our Series C Preferred Stock.
Set forth below is a summary of the material terms of the Existing Preferred Stock. Particular terms of any new series of Preferred Stock we may offer in the future would be described in the prospectus supplement relating to such offering. In addition, as described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of Preferred Stock, and provide for the issuance of depositary receipts representing depositary shares, each of which would represent a fractional interest in a share of the series of the Preferred Stock. Any such fractional interest would be specified in the prospectus supplement relating to a particular offering of the Preferred Stock.
Description of the Series A Preferred Stock
The following is a summary of the material terms of the Series A Preferred Stock. For a more complete description you should refer to the actual terms of the Series A Preferred Stock contained in the Series A Preferred Stock Certificate of Designations. For purposes of this section titled “Descriptions of Series A Preferred Stock,” unless otherwise defined, terms shall have the meaning as ascribed below in “— Description of the Series A Preferred Stock — Definitions.”
General
We filed with the Secretary of State of the State of Iowa a certificate of designations of Series A Preferred Stock on November 11, 2019, creating the Series A Preferred Stock, and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series A Preferred Stock. On May 7, 2024, in connection with discontinuing our existence as an Iowa corporation and continuing our existence under the Delaware General Corporation Law as a corporation incorporated in the State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series A Preferred Stock (the “Series A Preferred Stock Certificate of Designations”).
Our Certificate of Incorporation authorizes 20,000 shares of Series A Preferred Stock. Our Board is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, (i) increase the number of authorized shares of Series A Preferred Stock (but not in excess of the total number of authorized shares of preferred stock of the Company, less all shares of any other series of preferred stock authorized at the time of such increase) or decrease the number of authorized shares of such series of stock (but not below the number of shares of Series A Preferred Stock then outstanding) and (ii) issue additional shares of Series A Preferred Stock that shall form a single series with the Series A Preferred Stock initially authorized, provided that such additional shares of Series A Preferred Stock are fungible for U.S. federal income tax purposes with the Series A Preferred Stock initially authorized.
The Series A Preferred Stock represents a single series of our authorized preferred stock. The “stated amount” per share of Series A Preferred Stock is $25,000. The Series A Preferred Stock is fully paid and nonassessable when issued, which means that holders pay their purchase price in full and that we may not ask them to surrender additional funds with respect to such shares of Series A Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights to acquire more stock of us.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of stock or other securities of us. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series A Preferred Stock.
Ranking
With respect to the distribution of assets upon our liquidation, dissolution or winding-up, the Series A Preferred Stock will rank:
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senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up); and

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equally with each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up.

In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all existing and future indebtedness and other non-equity claims).
Dividends
Dividends on the Series A Preferred Stock are not mandatory. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our Board (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2020, non-cumulative cash dividends that accrue for the relevant dividend period as follows:
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from the date of original issue, to, but excluding December 1, 2024 (the “First Call Date”) at a fixed rate per annum of 5.95% on the stated amount of $25,000 per share (equivalent to $25.00 per depositary shares (“Depositary Share”), if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock); and

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from the First Call Date, during each reset period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 4.322% on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock).

Dividends on additional shares of Series A Preferred Stock issued after the first dividend payment date will accrue from either the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date next preceding the date such shares are issued (if such shares are not issued on a dividend payment date).
Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day (as defined below).
Dividends payable on the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day, then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
A “business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date (provided that, for any share of Series A Preferred Stock issued after the original issue date of the Series A Preferred Stock, the initial dividend period for such shares will commence on and include the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date they are issued). The “original issue date” for the Series A Preferred Stock is November 21, 2019.
A “reset date” means the First Call Date and each date falling on the fifth anniversary of the preceding reset date.
A “reset period” means the period from, and including, the First Call Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date.
A “reset dividend determination date” means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.
The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.
“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but at or prior to the close of business on the reset dividend determination second business day prior to the applicable reset date.
Unless we have validly called all shares of Series A Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding the First Call Date. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Call Date will be on file at our principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.
Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Preferred Stock as specified in this “Dividends” section (subject to the other provisions of the Series A Preferred Stock Certificate of Designations).
Dividends on the Series A Preferred Stock will not be cumulative. Accordingly, if our Board (or a duly authorized committee of the board), does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

So long as any Series A Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a dividend period:
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no dividend shall be paid or declared on our common stock or any other shares of our junior stock or parity stock (except, in the case of parity stock, on a pro rata basis with the Series A Preferred Stock as described below), other than:

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any dividend paid on junior stock or parity stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock or (solely in the case of parity stock) other parity stock, or

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any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan, and

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no common stock or other junior stock or parity stock (except, in the case parity stock, on a pro rata basis with the Series A Preferred Stock as described below), shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

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as a result of a reclassification of junior stock for or into other junior stock or a reclassification of parity stock for or into other parity stock, as applicable,

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the exchange, redemption or conversion of one share of junior stock for or into another share of junior stock or the exchange, redemption or conversion of one share of parity stock for or into another share of parity stock, as applicable,

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purchases, redemptions or other acquisitions of shares of junior stock or parity stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of our obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable dividend period requiring such purchase, redemption or other acquisition,

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the purchase of fractional interests in shares of junior stock or parity stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

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through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, or

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in the case of parity stock, pro rata purchases, offers or other acquisitions for consideration by us to purchase all, or a pro rata portion of, the Series A Preferred Stock and such parity stock.

As used in this prospectus, “junior stock” means our common stock and any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) upon the Series A Preferred Stock and any shares of parity stock, all dividends declared on the Series A Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any shares of parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series, as applicable (in either case, a “second series”), then, for purposes of this paragraph, our Board (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such parity stock and the Series A Preferred Stock.
As used in this prospectus, “parity stock” means any class or series of our stock that ranks equally with the Series A Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up.
Subject to the foregoing, dividends (payable in cash, stock or otherwise, as may be determined by our Board or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and any required distributions to holders of stock, if any, that ranks senior to the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution equal to the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock) plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock or parity stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and any holders of parity stock, the holders of our junior stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, the merger or consolidation of us with any other entity, including a merger or consolidation in which the holders of the Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of us.
Optional Redemption
The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

We may redeem the Series A Preferred Stock at our option:
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in whole or in part, from time to time, on or after December 1, 2024, at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date,

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in whole, but not in part, at any time prior to December 1, 2024, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series A Preferred Stock (equivalent to $25.50 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date, or

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in whole, but not in part, at any time prior to December 1, 2024, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.
Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.
A “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:
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the shortening of the length of time the Series A Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

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the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

A “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.
If the Series A Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed, mailed at their respective last addresses appearing on the books of the Company. Such mailing shall be not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC or any other similar facility, such notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.
Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of shares of such Series A Preferred Stock to be redeemed (if determinable at the time of such notice) from such holder;

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the redemption price;

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if shares of Series A Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series A Preferred Stock for payment of the redemption price; and

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that dividends will not accrue for any period beginning on or after the redemption date.

If notice of redemption has been duly given and if on, or before, the redemption date specified in the notice all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, (i) dividends will not accrue on all shares so called for redemption for any period beginning on or after the redemption date, (ii) all shares so called for redemption shall no longer be deemed outstanding and (iii) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
In case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC. Subject to the provisions hereof, the Company shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
There are no restrictions on our redemption of the Series A Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
Voting Rights
Except as provided below or as otherwise required by applicable law, the holders of the Series A Preferred Stock have no voting rights.
Right to Elect Two Directors on Nonpayment of Dividends.   Whenever dividends on any shares of Series A Preferred Stock shall have not been declared and paid for six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our Board (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided, further, that our Board shall at no time include more than two preferred stock directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series A Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following the Nonpayment shall have been fully paid.
As used in this prospectus, “voting preferred stock” means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote, any other class or series of our preferred stock ranking equally with the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable with respect to such matter. Whether a plurality, majority or other portion of the Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective stated amounts of the Series A Preferred Stock and voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment have been paid in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Other Voting Rights.   So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required to:
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amend the provisions of our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend the provisions of our Certificate of Incorporation (including the Series A Preferred Stock Certificate of Designations) or Bylaws so as to adversely affect the voting powers, preferences, privileges or special rights of the Series A Preferred Stock, provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other class or series of stock ranking equally with or junior to the Series A Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the voting powers, preferences, privileges or special rights of the Series A Preferred Stock; or
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consummate (i) a binding share exchange or reclassification involving the Series A Preferred Stock, (ii) a merger or consolidation of the Company with another entity (whether or not a corporation) or (iii) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless, in each case, (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.
To the fullest extent permitted by law, without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may supplement any terms of the Series A Preferred Stock:
•
to cure any ambiguity, or to cure, correct or supplement any provision contained in the Series A Preferred Stock Certificate of Designations that may be defective or inconsistent; or

•
to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Series A Preferred Stock Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, if all outstanding shares of Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Procedures for Voting and Consents.   The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time. Whether a plurality, majority or other portion of the Series A Preferred Stock and any voting preferred stock has been voted in favor of any matter shall be determined by the Company by reference to the respective stated amounts of the shares of the Series A Preferred Stock and voting preferred stock voted or covered by the consent.

No Preemptive Rights
No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Description of the Series B Preferred Stock
The material terms of the Series B Preferred Stock are substantively the same as the material terms of the Series A Preferred Stock described above in “— Description of the Series A Preferred Stock”, except as described below. For a more complete description you should refer to the actual terms of the Series B Preferred Stock contained in the Series B Preferred Stock Certificate of Designations.
•
All references to “Series A Preferred Stock” are replaced with “Series B Preferred Stock”.

•
The first paragraph of “— Description of the Series A Preferred Stock — General” is replaced with:

We filed with the Secretary of State of the State of Iowa a certificate of designations of Series B Preferred Stock on June 16, 2020, creating the Series B Preferred Stock, and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series B Preferred Stock. On May 7, 2024, in connection with discontinuing our existence as an Iowa Corporation and continuing our existence under the Delaware General Corporation Law, as a corporation incorporated in the State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designations”).
•
The first sentence of the second paragraph of “— Description of the Series A Preferred Stock — General” is replaced with “Our Certificate of Incorporation authorizes 16,000 shares of Series B Preferred Stock.”

•
The definition of the term “parity stock” is replaced with “any class or series of our stock that ranks equally with the Series B Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including Series A Preferred Stock and Series C Preferred Stock.”

•
The definition of the term “First Call Date” is replaced with September 1, 2025.

•
In the “— Description of the Series A Preferred Stock — Dividends”.

•
In the first paragraph, the refence to “March 1, 2020” is replaced with “December 1, 2020”.

•
In the first paragraph, the first bullet, the references to “December 1, 2024” and “5.95%” are replaced with “September 1, 2025” and “6.625%”, respectively.

•
In the first paragraph, the second bullet, the reference to “4.322%” is replaced with “6.297%”.

•
The definition of “original issue date” is replaced with June 10, 2020.

•
In the second paragraph of “— Description of the Series A Preferred Stock — Optional Redemption”, for each of the three bullets, the reference to “December 1, 2024” is replaced with “September 1, 2025”.

Description of the Series C Preferred Stock
The material terms of the Series C Preferred Stock are substantively the same as the material terms of the Series A Preferred Stock described above in “— Description of the Series A Preferred Stock”, except as described below. For a more complete description you should refer to the actual terms of the Series C Preferred Stock contained in the Series C Preferred Stock Certificate of Designations (as defined below).
•
All references to “Series A Preferred Stock” are replaced with “Series C Preferred Stock”.

•
The first paragraph of “— Description of the Series A Preferred Stock — General” is replaced with:

On May 7, 2024, in connection with discontinuing our existence as an Iowa Corporation and continuing our existence under the Delaware General Corporation Law as a corporation incorporated in the

State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series C Preferred Stock (the “Series C Preferred Stock Certificate of Designations”).
•
All references to the stated amount per share of “$25,000” and “$25.00” per Depositary Share are replaced with “$1,000” and “$1.00”, respectively.

•
The definition of the term “parity stock” is replaced with “any class or series of our stock that ranks equally with the Series C Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including Series A Preferred Stock and Series B Preferred Stock.”

•
The first sentence of the second paragraph of “— Description of the Series A Preferred Stock — General” is replaced with “Our Certificate of Incorporation authorizes 1,877,500 shares of Series C Preferred Stock.”

•
The entirety of “— Description of the Series A Preferred Stock — Dividends” is replaced with:

Dividends on the Series C Preferred Stock will not be mandatory. Holders of shares of Series C Preferred Stock shall be entitled to receive such dividends and other distributions (payable in cash or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
If any dividends (payable in cash, property, stock or otherwise) are determined by the Board (or a duly authorized committee of the Board) to be declared and paid on the Common Stock or any other shares of junior stock from time to time out of any funds legally available for such payment, the Series C Preferred Stock shall be entitled to participate in any such dividend.
Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if such act would cause the Company to fail to comply, with applicable laws, rules and regulations.
•
The entirety of “— Description of the Series A Preferred Stock — Optional Redemption” is replaced with:

The Series C Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem all, or a portion of, the shares of Series C Preferred Stock then outstanding, at any time, at a redemption price equal to the stated amount of $1,000 per share of Series C Preferred Stock. Upon such redemption, (a) all shares so called for redemption shall no longer be deemed outstanding and (b) all rights with respect to such shares shall forthwith on the date of such redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Holders of the shares of Series C Preferred Stock will have no right to require the redemption or repurchase of the shares of Series C Preferred Stock. No redemption of the shares of Series C Preferred Stock will be consummated unless the full dividend has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of parity stock for the latest completed dividend period for such shares of parity stock. There are no restrictions on our redemption of the Series A Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
•
The entirety of “— Description of the Series A Preferred Stock — Voting Rights” is replaced with:

Except as otherwise required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.
Anti-takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws include provisions that may have the effect of delaying, deferring or preventing (a) a change in control of the Company or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.
Action by Written Consent
The Delaware General Corporation Law (“DGCL”) provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our Bylaws provide that any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.
Shareholder Meetings
Our Bylaws provide that special meetings may be called only by the Board, the chairman of the Board, our president, our secretary or a stockholder or stockholders holding of record at least a majority of the Common Stock issued and outstanding.
Authorized but Unissued or Undesignated Capital Stock
Our Certificate of Incorporation (including the accompanying Certificates of Designations) grants the Board broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The Board does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:
•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares;

•
the interested stockholder acquired at least 85% of the voting stock of the corporation outstanding in the transaction in which it became an interested stockholder excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Transfer Agent and Registrar
The transfer agent and registrar for our outstanding Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
General Terms
We may elect to offer depositary shares representing fractional interests in Preferred Stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of Preferred Stock.
We will deposit the shares of any series of Preferred Stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all the rights and preferences of the Preferred Stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of the applicable series of depositary shares described in the applicable prospectus supplement.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the Preferred Stock to record holders of depositary shares relating to the Preferred Stock in proportion to the number of depositary shares that they own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to such record holders.
Liquidation Preference
If a series of Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the Preferred Stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of Preferred Stock upon surrender of depositary receipts. Holders of Preferred Stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
If we redeem a series of Preferred Stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of Preferred Stock payable in relation to the redeemed series of Preferred Stock. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the Preferred Stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for Preferred Stock. The depositary will endeavor, to the extent practicable, to vote the amount of the Preferred Stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the Preferred Stock if it does not receive specific instructions from the holder of depositary shares representing the Preferred Stock.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement will automatically terminate if:
•
all outstanding depositary shares have been redeemed,

•
each share of Preferred Stock has been converted into other preference shares or has been exchanged for debt securities, or

•
there has been a final distribution in respect of the Preferred Stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the Preferred Stock and issuance of depositary receipts, all withdrawals of shares of Preferred Stock by holders of depositary shares and any redemption of the Preferred Stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.
Miscellaneous
The depositary will forward all notices, reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of Preferred Stock.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.
Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

PLAN OF DISTRIBUTION
We may sell securities in any of the ways described below or in any combination:
•
to or through underwriters or dealers;

•
through one or more agents; or

•
directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at negotiated prices; or

•
at prices determined in any other lawful manner.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following:
•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•
the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

The securities offered from time to time pursuant to this prospectus may or may not be listed on a national securities exchange.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, special reports and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.american-equity.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at sec.gov. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference”.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but prior to the completion or termination of the offering of securities under this prospectus, except for, in each case, information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed until the termination of the offering of securities described in the applicable prospectus supplement.
•
Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 and April 29, 2024, respectively;

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and for the quarter ended June 30, 2024, as filed with the SEC on May 10, 2024 and August 14, 2024, respectively;

•
Our Current Reports on Form 8-K, as filed with the SEC on April 5, 2024, April 12, 2024, May 2, 2024, May 8, 2024 (except the portion thereof furnished pursuant to Item 7.01), July 23, 2024, July 29, 2024, July 31, 2024 and August 23, 2024, and our Current Reports on Form 8-K/A, as filed with the SEC on July 23, 2024 and August 27, 2024;

•
Description of our depositary shares representing our Series A Preferred Stock included in our Registration Statement on Form 8-A, as filed with the SEC on November 20, 2019, and any amendment or report filed for the purpose of updating such description; and

•
Description of our depositary shares representing our Series B Preferred Stock included in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Steven Schwartz
American National Group Inc.
One Moody Plaza
Galveston, Texas 77550
(515) 221-0002
Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at www.american-equity.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference”.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of American National Group, LLC as of December 31, 2023 (successor) and 2022 (successor) and for the year ended December 31, 2023 (successor), for the period from May 25, 2022 through December 31, 2022 (successor), the period from January 1, 2022 through May 24, 2022 (predecessor), and for the year ended December 31, 2021 (predecessor), incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$
American National Group Inc.
    % Fixed-Rate Reset Junior Subordinated Notes due 2055
Prospectus Supplement
Joint Book-Running Managers
Wells Fargo Securities	HSBC	TD Securities
           , 2025